Exhibit 2.1 (A)

MUTUAL BANCORP OF THE BERKSHIRES, INC.

AMENDED AND RESTATED PLAN OF CONVERSION

ARTICLE I.

INTRODUCTION - BUSINESS PURPOSE

This Plan of Conversion (the “Plan”) provides for the conversion and reorganization of Mutual Bancorp of the Berkshires, Inc., a Massachusetts-chartered mutual holding company (the “MHC”), into a capital stock form of organization (the “Conversion”). The MHC currently owns 100% of the common stock of Legacy Group, Inc., a Massachusetts-chartered stock holding company (the “Mid-Tier Holding Company”), which owns 100% of the common stock of Legacy Banks (the “Bank”), a Massachusetts-chartered savings bank which is headquartered in Pittsfield, Massachusetts. The purpose of the Conversion is to provide the Bank and its stock holding company resulting from the conversion with greater operating flexibility and capital resources to respond to changing regulatory and market conditions, and to facilitate corporate transactions, including mergers and acquisitions. Capitalized terms used but not defined in this Article I shall have the respective meanings set forth in Article II hereof.

The Board of Trustees of the MHC currently contemplates that, following the Conversion, all of the capital stock of the Bank will be held by a Delaware-chartered business corporation (the “Stock Holding Company”) and that the Stock Holding Company will issue and sell its capital stock (the “Conversion Stock”) upon the terms and conditions set forth herein to Eligible Account Holders, Supplemental Eligible Account Holders, the Employee Plans established by the Bank or the Stock Holding Company, and Employees, Officers, directors and trustees of the MHC, the Mid-Tier Holding Company and the Bank, according to the respective priorities set forth in the Plan. Any shares not subscribed for by the foregoing classes of Persons may be offered for sale to certain members of the public directly by the Stock Holding Company through a Community Offering or a Syndicated Community Offering or through an underwritten firm commitment public offering. The Plan provides for the combination, by merger or otherwise, of the Mid-Tier Holding Company with and into the MHC (by which the Mid-Tier Holding Company will cease to exist). The Plan further provides for the combination, by merger or otherwise, of the MHC with and into the Bank (by which the MHC will cease to exist and by which the existing outstanding shares of the capital stock of the Bank will be extinguished), and the issuance by the Bank of 100% of its newly outstanding common stock to the Stock Holding Company in exchange for the portion of the net proceeds of the Offering that is not permitted to be retained by the Stock Holding Company. Upon the Conversion, Eligible Account Holders and Supplemental Eligible Account Holders will be granted interests in the liquidation account to be established by the Bank pursuant to Section 9.7 hereof.

The Conversion is intended to enable the Bank to compete and expand more effectively in the financial services marketplace. The Conversion is intended to provide an additional source of capital not now available to the MHC, the Mid-Tier Holding Company or the Bank to further the expansion of the activities of the Stock Holding Company and the Bank. The business purpose of the Conversion is to provide the Bank with additional equity capital which will enable it to increase its reserves and net worth to support future lending and operational growth, branching activities and the acquisition of other financial institutions or financial service companies or their assets, and to increase its ability to render services to the communities it serves. The Conversion will not change the interest rate, maturity or existing insurance coverage of deposits at the Bank. There will be no change in the office or staff of the Bank as part of the Conversion. In addition, after the Conversion, the Stock Holding Company would have the ability to issue additional shares of Conversion Stock to raise additional capital or in connection with mergers or acquisitions, although no additional capital issuance and no specific mergers or acquisitions are planned at the present time. In addition, stock ownership by Officers and other Employees of the Stock Holding Company and the Bank has proven to be an effective performance incentive and a means of attracting and retaining qualified personnel. Finally, the Board of Trustees of the MHC and senior management also believe that the Conversion will be beneficial to the population within the primary market area. The Conversion will provide local customers and other residents with an opportunity to become equity owners of the Stock Holding Company, and thereby participate in the possible stock price appreciation and cash dividends, which is consistent with the objective of being a locally-owned financial institution servicing local financial needs. The Board of Trustees of the MHC and management believe that, through expanded local stock ownership, current customers and non-customers who purchase Conversion Stock will seek to enhance the financial success of the Bank through consolidation of their banking business and increased referrals to the Bank.

In furtherance of the MHC’s commitment to its community, the MHC intends to cause to be formed a charitable foundation (the “Foundation”) as part of the Conversion. The Foundation is intended to complement the Bank’s community reinvestment activities in a manner that will allow the Bank’s local communities to share in the growth and profitability of the Stock Holding Company and the Bank over the long term. Consistent with the MHC’s goal, the Plan provides for the Stock Holding Company to donate to the Foundation a number of shares of authorized but unissued Conversion Stock in an amount up to 8.0% of the number of shares actually sold in the Conversion.

Upon the Conversion, the Bank intends to elect to be treated as a savings bank under Section 10(l) of the Home Owners’ Loan Act, which will result in the Stock Holding Company being regulated by the Office of Thrift Supervision.

The Plan is subject to the approval of various regulatory agencies and must also be approved by the affirmative vote of a majority of the total votes of the MHC’s Corporators and a majority of the MHC’s Independent Corporators (who shall constitute not less than 60% of all of the MHC’s Corporators) at an annual meeting or a special meeting called for such purpose. By approving the Plan, the Corporators will also be approving all steps necessary or incidental to effect the Conversion.

The Bank, upon combination with the MHC, will succeed to all of the presently existing rights, interests, duties and obligations of the MHC and the Mid-Tier Holding Company to the extent provided by law. The deposit accounts and loan accounts of the Bank’s customers will not be affected by the Conversion. Upon Conversion, each deposit account holder of the Bank will continue to hold exactly the same deposit account as the holder held immediately before the Conversion. All deposit accounts in the Bank following the Conversion will continue to be insured up to the legal maximum by the Federal Deposit Insurance Corporation the Deposit

Insurance Fund of the Depositors Insurance Fund in the same manner as such deposit accounts were insured immediately before the Conversion. There will be no change in the Bank’s loans. The Conversion will not result in any reduction of the Bank’s reserves or net worth.

ARTICLE II.

DEFINITIONS

As used in the Plan, the terms set forth below have the following meanings:

2.1. ACTING IN CONCERT. The term “ACTING IN CONCERT” means: (a) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal, whether or not pursuant to an express agreement; or (b) Persons seeking to combine or pool their voting or other interests (such as subscription rights) in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. When Persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is Acting in Concert shall be made solely by the Board of Trustees of the MHC or the Board of Directors of the Stock Holding Company, as applicable, or their respective Officers as delegated by such Boards and may be based on any evidence upon which such Board or such delegatee chooses to rely, including, without limitation, joint account relationships or the fact that such Persons have filed joint Schedules 13D with the SEC with respect to other companies. Persons living at the same address, whether or not related, will be deemed to be Acting in Concert unless otherwise determined by the Board or such delegatee. Trustees of the MHC and directors of the Stock Holding Company, the Mid-Tier Holding Company and the Bank shall not be deemed to be Acting in Concert solely as a result of their membership on any such board or boards.

2.2. AFFILIATE. An “AFFILIATE” of, or a Person “AFFILIATED” with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.

2.3. APPLICATION. The application, including a copy of the Plan, submitted by the MHC to the Commissioner for approval of the Conversion.

2.4. ASSOCIATE. The term “ASSOCIATE,” when used to indicate a relationship with any Person, means: (i) any corporation or organization (other than the Bank, the Stock Holding Company, the MHC or a majority-owned subsidiary of any thereof) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; (iii) any relative or spouse of such Person or any relative of such spouse, who has the same home as such Person or who is a director or trustee or Officer of the MHC, the Mid-Tier Holding Company, the Stock Holding Company or the Bank; and (iv) any Person Acting in Concert with any of the Persons or entities specified in clauses (i) through (iii) above; provided, however, that (i) any Tax-Qualified Employee Plan shall not be deemed to be an Associate of any director, trustee, Officer or Corporator of the Bank, the MHC or the Mid-Tier Holding Company for the purposes of Section 8.4 hereof, and (ii) any Tax-Qualified or Non-Tax-Qualified Employee Plan shall not be deemed to be an Associate of any director, trustee or Officer of the MHC, the Mid-

Tier Holding Company, the Stock Holding Company or the Bank for any other purpose to the extent provided in the Plan. When used to refer to a Person other than a director or trustee or Officer of the Bank, the MHC, the Mid-Tier Holding Company or the Stock Holding Company, the Stock Holding Company or the MHC, as applicable, may determine in its sole discretion the Persons that are Associates of other Persons. Trustees of the MHC and directors of the Stock Holding Company, the Mid-Tier Holding Company and the Bank shall not be deemed to be Associates solely as a result of their membership on such board or boards.

2.5. BANK. Legacy Banks, a Massachusetts-chartered savings bank.

2.6. COMMISSIONER. The Commissioner of Banks of The Commonwealth of Massachusetts.

2.7. COMMUNITY OFFERING. A Direct Community Offering and/or a Syndicated Community Offering.

2.8. CONVERSION. The conversion and reorganization of the MHC to stock form pursuant to the Plan, and all steps incident or necessary thereto, including, as applicable, (i) the combination of the Mid-Tier Holding Company with and into the MHC, pursuant to which the Mid-Tier Holding Company will cease to exist, (ii) the combination of the MHC with and into the Bank, pursuant to which the MHC will cease to exist and each share of the Bank’s common stock outstanding immediately prior to the effective time thereof shall automatically be canceled, (iii) the issuance of Conversion Stock by the Stock Holding Company in the Offering as provided herein, and (iv) the issuance to the Stock Holding Company of the Bank’s common stock to be outstanding upon consummation of the Conversion in exchange for a portion of the net proceeds received by the Stock Holding Company from the sale of the Conversion Stock.

2.9. CONVERSION STOCK. The common stock, par value $0.01 per share, authorized to be issued from time to time by the Stock Holding Company.

2.10. CORPORATOR. A member of the MHC’s Board of Corporators.

2.11. DEPOSIT ACCOUNT. Any withdrawable deposit account offered by the Bank, including, without limitation, savings accounts, NOW account deposits, certificates of deposit, demand deposits, Keogh Plans, SEPs and IRA accounts for which the Bank acts as custodian or trustee, and such other types of deposit accounts as may then have been authorized by Massachusetts or federal law and regulations, but not including repurchase agreements, savings bank life insurance policies or certain escrow accounts.

2.12. DIRECT COMMUNITY OFFERING. The offering for sale directly by the Stock Holding Company of Conversion Stock (i) to the Local Community, as provided in Section 7.6 of the Plan, with preference given to natural persons residing in the Local Community, and then (ii) to the public at large. The Direct Community Offering may be conducted simultaneously with the Subscription Offering.

2.13. DIVISION. The Division of Banks of The Commonwealth of Massachusetts.

2.14. ELIGIBLE ACCOUNT HOLDER. Any Person holding a Qualifying Deposit on the Eligibility Record Date.

2.15. ELIGIBILITY RECORD DATE. April 30, 2004, the date for determining who qualifies as an Eligible Account Holder.

2.16. EMPLOYEE. The term “EMPLOYEE” does not include a trustee, director or Officer.

2.17. EMPLOYEE PLAN. Any Tax-Qualified Employee Plan or Non-Tax-Qualified Employee Plan.

2.18. ESOP. The employee stock ownership plan to be established by the Bank or the Stock Holding Company.

2.19. ESTIMATED VALUATION RANGE. The dollar range of the proposed Offering, as determined by the Independent Appraiser before the Offering and as it may be amended from time to time thereafter. The Estimated Valuation Range may vary within 15% above or 15% below the midpoint of such range, with a possible adjustment by up to 15% above the Range Maximum.

2.20. EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

2.21. FDIC. The Federal Deposit Insurance Corporation.

2.22. FOUNDATION. A charitable foundation established and funded by the Stock Holding Company immediately following the Conversion as contemplated by Article IV hereof. The Foundation will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

2.23. GROUP MAXIMUM PURCHASE LIMIT. The limitation on the purchase of shares of Conversion Stock established by Section 8.3, as such limit may be increased pursuant to said Section 8.3.

2.24. INDEPENDENT APPRAISER. The appraiser retained by the MHC and the Bank to prepare an appraisal of the pro forma market value of the Conversion Stock.

2.25. INDEPENDENT CORPORATOR. A Corporator who is not an Employee, officer, or trustee of the MHC or the Mid-Tier Holding Company or an Employee, officer, director, or “significant borrower” of the Bank as determined by the Commissioner.

2.26. INDEPENDENT VALUATION. The estimated pro forma market value of the Conversion Stock as determined by the Independent Appraiser.

2.27. INDIVIDUAL MAXIMUM PURCHASE LIMIT. The limitation on the purchase of shares of Conversion Stock established by Section 8.2, as such limit may be increased pursuant to said Section 8.2.

2.28. INFORMATION STATEMENT. The information statement required to be sent to the Corporators in connection with the Special Meeting.

2.29. LIQUIDATION ACCOUNT. The liquidation account established pursuant to Section 9.7 of the Plan.

2.30. LOCAL COMMUNITY. The Massachusetts county of Berkshire.

2.31. MARKETING AGENT. The broker-dealer responsible for organizing and managing the Conversion and sale of the Conversion Stock.

2.32. MARKET MAKER. A broker-dealer (i.e., any Person who engages directly or indirectly as agent, broker, or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another Person) who, with respect to a particular security, (i) regularly publishes bona fide competitive bid and offer quotations on request, and (ii) is ready, willing and able to effect transactions in reasonable quantities at the dealer’s quoted prices with other brokers or dealers.

2.33. MHC. Mutual Bancorp of the Berkshires, Inc., a Massachusetts-chartered mutual holding company.

2.34. MID-TIER HOLDING COMPANY. Legacy Group, Inc., a Massachusetts-chartered stock holding company.

2.35. NON-TAX-QUALIFIED EMPLOYEE PLAN. Any defined benefit plan or defined contribution plan which is not qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

2.36. OFFERING. The Subscription Offering, the Direct Community Offering and the Syndicated Community Offering.

2.37. OFFICER. The Chairman of the Board, the President, any officer of the level of vice president or above, the Clerk and the Treasurer of the Bank, the MHC, the Mid-Tier Holding Company or the Stock Holding Company, as the case may be.

2.38. PERSON. An individual, corporation, partnership, association, joint-stock company, trust (including Individual Retirement Accounts, SEPs and Keogh Accounts), unincorporated organization, government entity or political subdivision thereof or any other entity.

2.39. PLAN. This Plan of Conversion, as it exists on the date hereof and as it may hereafter be amended in accordance with its terms.

2.40. PRIORITY RIGHT. The priority right of Tax-Qualified Employee Plans to purchase shares of Conversion Stock (up to an aggregate of 10% of the Conversion Stock to be issued in the Conversion) prior to the rights of Eligible Account Holders and Supplemental Eligible Account Holders to purchase such shares to the extent, if any, that the total number of shares of Conversion Stock offered in the Conversion is increased to an amount greater than the Range Maximum, all as set forth in Section 7.5.3 of this Plan.

2.41. QUALIFYING DEPOSIT. The aggregate balances of all Deposit Accounts of an Eligible Account Holder as of the close of business on the Eligibility Record Date or of a Supplemental Eligible Account Holder as of the close of business on the Supplemental Eligibility Record Date, as the case may be, provided that such aggregate balance is not less than $50.

2.42. RANGE MAXIMUM. The valuation which is 15% above the midpoint of the Estimated Valuation Range, as defined in Section 2.19.

2.43. RANGE MINIMUM. The valuation which is 15% below the midpoint of the Estimated Valuation Range, as defined in Section 2.19.

2.44. REGULATIONS. The regulations of the Division regarding mutual to stock conversions of mutual holding companies.

2.45. SEC. The Securities and Exchange Commission.

2.46. SPECIAL MEETING. The Special Meeting of Corporators called for the purpose of voting on the Plan.

2.47. STOCK HOLDING COMPANY. The Delaware-chartered stock-form holding company that will own 100% of the capital stock of the Bank upon consummation of the Conversion.

2.48. SUBSCRIPTION OFFERING. The offering of Conversion Stock for subscription by Persons holding subscription rights pursuant to the Plan.

2.49. SUBSCRIPTION PRICE. The price per share, determined as provided in Section 5.2 of the Plan, at which the Conversion Stock will be sold in the Offering.

2.50. SUBSIDIARY. A company that is controlled by another company, either directly or indirectly through one or more subsidiaries.

2.51. SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER. Any Person (other than Officers, directors, trustees or Corporators, as applicable, of the MHC, the Mid-Tier Holding Company or the Bank, or their respective Associates) holding a Qualifying Deposit on the Supplemental Eligibility Record Date.

2.52. SUPPLEMENTAL ELIGIBILITY RECORD DATE. The supplemental record date for determining who qualifies as a Supplemental Eligible Account Holder. The Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding the Commissioner’s approval of the Application.

2.53. SYNDICATED COMMUNITY OFFERING. At the discretion of the Stock Holding Company, the offering of Conversion Stock following or contemporaneously with the Direct Community Offering through a syndicate of broker-dealers.

2.54. TAX-QUALIFIED EMPLOYEE PLAN. Any defined benefit plan or defined contribution plan (including the ESOP, any stock bonus plan, profit-sharing plan, 401(k) plan or other plan) of the Bank, the Stock Holding Company, the MHC, the Mid-Tier Holding Company or any of their respective Affiliates, which, with its related trusts, meets the requirements to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

ARTICLE III.

GENERAL PROCEDURE FOR CONVERSION

3.1. PRECONDITIONS TO CONVERSION. The Conversion is expressly conditioned upon prior occurrence of the following:

3.1.1 Approval of the Plan by the affirmative vote of a majority of the Corporators at a regular or special meeting of such Corporators and by the affirmative vote of a majority of Independent Corporators (who shall constitute not less than 60% of all Corporators).

3.1.2 Approval by the Commissioner of the Application, and approval by such other state and federal regulatory authorities as may be required to effect consummation of the Conversion.

3.2. SUBMISSION OF PLAN TO COMMISSIONER. Upon approval by at least two-thirds of all Trustees of the MHC, the Plan will be submitted to the Commissioner as part of the Application, together with a copy of the proposed Information Statement and all other material required by the Regulations, for approval by the Commissioner. The MHC must also receive either private letter rulings from the Internal Revenue Service and the Massachusetts Department of Revenue or opinions of its counsel as to the federal income tax consequences of the Conversion and of its tax accountants as to the Massachusetts income tax consequences of the Conversion, in either case substantially to the effect that the Conversion will not result in any adverse federal or Massachusetts income tax consequence to the MHC, the Mid-Tier Holding Company, the Bank, the Stock Holding Company, Eligible Account Holders or Supplemental Eligible Account Holders. Upon a determination by the Commissioner that the Application is complete, the MHC will publish and post public announcements and notices of the Application as required by the Commissioner and the Regulations.

3.3. SPECIAL MEETING OF CORPORATORS TO APPROVE THE PLAN. Following approval of the Plan by the Commissioner, the Special Meeting shall be scheduled in accordance with the MHC’s Bylaws, and the Plan (as revised in response to comments received from the Commissioner) and any additional information required pursuant to the Regulations, will be submitted to the Corporators for their consideration and approval at the Special Meeting. The MHC will mail to each Corporator a copy of the Information Statement not less than seven (7) days before the Special Meeting. Following approval of the Plan by the Corporators, the MHC intends to take such steps as may be appropriate pursuant to applicable laws and regulations to convert the MHC to a Massachusetts-chartered stock form holding company and to otherwise effect the Conversion.

3.4. THE STOCK HOLDING COMPANY. The Board of Trustees of the MHC and the Board of Directors of the Bank will take all necessary steps to form the Stock Holding Company and to complete the Offering, including the timely filing of all necessary applications to appropriate regulatory authorities, including an application to register as a savings bank holding company, and the filing of a registration statement to register the sale of the Conversion Stock with the SEC. A copy of the proposed Charter of the Stock Holding Company is attached hereto as Exhibit 3.4(A) and a copy of the proposed Bylaws of the Stock Holding Company are attached hereto as Exhibit 3.4(B).

3.5. BANK CHARTER AND BYLAWS. In connection with the Conversion, the MHC and the Bank shall take appropriate steps to cause the Charter of the Bank to be modified and restated as set forth in Exhibit 3.5(A) attached hereto and to cause the Bylaws of the Bank to be modified and restated as set forth in Exhibit 3.5(B) attached hereto.

3.6. CONVERSION PROCEDURES. The Conversion will be effected in any manner selected by the Board of Trustees of the MHC which is consistent with the purposes of this Plan and applicable laws and regulations. The choice of which method to use to effect the Conversion will be made by the Board of Trustees of the MHC immediately prior to the consummation of the Conversion. Approval of the Plan by the Board of Trustees and Corporators of the MHC shall also constitute (i) approval of the formation of the Stock Holding Company as set forth herein, (ii) approval by the MHC (on its own behalf and as the sole shareholder of the Mid-Tier Holding Company) of a merger as provided herein of the Mid-Tier Holding Company with and into the MHC with the MHC being the surviving entity, (iii) approval by the MHC (on its own behalf and as the sole shareholder of the Bank following the merger of the Mid-Tier Holding Company into the MHC) of a merger as provided herein of the MHC with and into the Bank with the Bank being the surviving entity, and (iv) approval of any other of the transactions that are necessary to implement the Plan. Approval of the Plan by the Board of Directors of the Mid-Tier Holding Company shall also constitute approval of a merger as provided herein of the Mid-Tier Holding Company with and into the MHC with the MHC being the surviving entity. Approval of the Plan by the Board of Directors of the Bank shall also constitute approval of a merger as provided herein of the MHC with and into the Bank with the Bank being the surviving entity.

3.7. OFFER AND SALE OF CONVERSION STOCK.

3.7.1 If the Corporators approve the Plan, and upon receipt of all required regulatory approvals, the Conversion Stock will be offered for sale in a Subscription Offering simultaneously to Eligible Account Holders, Supplemental Eligible Account Holders, any Tax-Qualified Employee Plan, and directors, trustees, Officers and Employees in the manner set forth in Article VII hereof. The Subscription Offering period will run for no less than twenty (20) but no more than forty-five (45) days from the date of distribution of the Subscription Offering materials, unless extended by the Stock Holding Company with the approval of the Commissioner. If feasible, any Conversion Stock remaining may then be sold to the general public through a Direct Community Offering as provided in Article VII hereof, which may be held either subsequent to or concurrently with the Subscription Offering.

3.7.2 If feasible, shares of Conversion Stock remaining unsold after completion of the Subscription Offering and a Direct Community Offering may, in the sole discretion of the Stock Holding Company, be sold in a Syndicated Community offering (which may commence following or contemporaneously with the Direct Community Offering). If for any reason a Syndicated Community Offering cannot be effected, the Stock Holding Company will use its best efforts to obtain other purchasers in order to meet the Range Minimum, subject to the approval of the Commissioner. The sale of all shares of Conversion Stock to be sold pursuant to this Plan must be completed within forty-five (45) days after termination of the Subscription Offering, subject to the extension of such forty-five (45) day period by the Stock Holding Company with the approval of the Commissioner. The Stock Holding Company may seek one or more extensions of such forty-five (45) day period if necessary to complete the sale of shares of Conversion Stock. If all available shares of Conversion Stock are sold in the Subscription Offering and any Direct Community Offering, there will be no Syndicated Community Offering and the Conversion will be consummated upon completion of the Subscription Offering or the Direct Community Offering, as the case may be.

ARTICLE IV.

ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION.

4.1. ESTABLISHMENT OF THE FOUNDATION. As part of the Conversion, the Stock Holding Company intends to establish the Foundation which will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and to donate to the Foundation a number of shares of its authorized but unissued Conversion Stock in an amount up to 8.0% of the number of shares actually sold in the Conversion.

4.2. PURPOSES OF THE FOUNDATION; CHARITABLE CONTRIBUTIONS. The Foundation is being formed in connection with the Conversion in order to complement the Bank’s existing community reinvestment activities and to share with the Bank’s community a part of the Bank’s financial success as a locally headquartered, community minded, financial services institution. The funding of the Foundation with Conversion Stock accomplishes this goal as it enables the community to share in the growth and profitability of the Stock Holding Company and the Bank over the long term. The Foundation will be dedicated to the promotion of charitable purposes including community development, grants or donations to support housing assistance, not-for-profit community groups and other types of organizations or civic minded projects. The Foundation will annually distribute total grants to assist charitable organizations or to fund projects within the communities in which the Bank has its headquarters or a branch office of not less than five percent (5.0%) of the average fair value of Foundation assets each year, less certain expenses. In order to serve the purposes for which it was formed and maintain its Section 501(c)(3) qualification, the Foundation may sell, on an annual basis, a portion of the Conversion Stock contributed to it by the Holding Company.

4.3. BOARD OF DIRECTORS OF THE FOUNDATION. A majority of the board of directors of the Foundation will consist of individuals who are directors of the Bank. The board of directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation.

ARTICLE V.

SHARES TO BE OFFERED

5.1. CONVERSION STOCK. The Conversion Stock to be issued in the Conversion shall be fully paid and nonassessable. The total number of shares of Conversion Stock authorized under the Stock Holding Company’s Charter will exceed the number of shares of Conversion Stock to be issued in the Conversion. CONVERSION STOCK WILL NOT BE COVERED BY DEPOSIT INSURANCE.

5.2. INDEPENDENT VALUATION, PURCHASE PRICE AND NUMBER OF SHARES.

5.2.1 INDEPENDENT VALUATION. An Independent Appraiser shall be employed by the MHC to provide it with an Independent Valuation as required by the Regulations, which value shall be included in the prospectus (as described in Section 6.1 of this Plan) filed with the Commissioner and the SEC. The Trustees of the MHC shall thoroughly review and analyze the methodology and fairness of the Independent Valuation. The Independent Valuation will be made by a written report to the MHC, contain the factors upon which the Independent Valuation was made and conform to procedures adopted by the Commissioner. The Independent Valuation provided by the Independent Appraiser to the MHC before the commencement of the Subscription Offering will contain an Estimated Valuation Range of aggregate prices for the Conversion Stock to be sold in the Offering, which range shall be based on the anticipated pro forma market value of the Conversion Stock. Such Estimated Valuation Range will establish a midpoint and will vary within 15% above (the “RANGE MAXIMUM”) to 15% below (the “RANGE MINIMUM”) such midpoint. The Independent Appraiser shall also present to the MHC at the close of the Subscription Offering an updated valuation of the pro forma market value of the Conversion Stock.

5.2.2 SUBSCRIPTION PRICE. All shares sold in the Conversion will be sold at a uniform price per share (the “SUBSCRIPTION PRICE”), which is expected to be determined before the commencement of the Offering. If there is a Syndicated Community Offering, the price per share at which the Conversion Stock is sold in such Syndicated Community Offering shall be equal to the per share purchase price of the shares sold in the Subscription Offering and the Direct Community Offering. The aggregate value for all shares of Conversion Stock issued in the Conversion valued for such purpose at the Subscription Price will be equal to the estimated consolidated pro forma market value of the Conversion Stock, as determined for such purpose by the Independent Appraiser.

5.2.3 NUMBER OF SHARES. The total number of shares (and a range thereof) of Conversion Stock to be issued and offered for sale will be determined by the Stock Holding Company immediately before the commencement of the Subscription Offering based on the Independent Valuation, the Estimated Valuation Range and the Subscription Price. The Independent Valuation, and such number of shares, shall be subject to adjustment thereafter if necessitated by market or financial conditions, with the approval of the Commissioner. In particular, the total number of shares may be increased by up to 15% above the Range Maximum if the Independent Valuation is increased subsequent to the commencement of the Subscription Offering to reflect changes in market and financial conditions and the resulting aggregate purchase price is not more than 15% above the Range Maximum.

5.2.4 INCREASE OR DECREASE IN NUMBER OF SHARES. The number of shares of Conversion Stock to be sold in the Offering may be increased or decreased by the Stock Holding Company, subject to the following provisions. In the event that the aggregate purchase price of the number of shares of Conversion Stock ordered is below the minimum of the Estimated Valuation Range, or materially above the Range Maximum, resolicitation of purchasers may be required, provided, however, that a resolicitation will not be required if the number of shares increases by up to 15% above the Range Maximum. Any such resolicitation shall be effected in such manner and within such time as the Stock Holding Company shall establish, with the approval of the Commissioner.

5.2.5 CONFIRMATION OF VALUATION. Notwithstanding the foregoing, no sale of Conversion Stock may be consummated unless, before such consummation, the Independent Appraiser confirms to the MHC and to the Commissioner that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of all shares of Conversion Stock ordered, at the Subscription Price, is incompatible with its estimate of the aggregate consolidated pro forma market value of the Conversion Stock. An increase in the aggregate value of the Conversion Stock by up to 15% above the Range Maximum would not be deemed to be material. If such confirmation is not received, the MHC may cancel the Conversion, resolicit and extend the Conversion and establish a new Subscription Price and/or Estimated Valuation Range, or hold a new Conversion or take such other action as the Commissioner may permit. The estimated pro forma market value of the Conversion Stock shall be determined for such purpose by an Independent Appraiser on the basis of such appropriate factors as are not inconsistent with the Regulations and will be confirmed upon completion of the Conversion. In any case, the total number of shares of Conversion Stock to be issued in the Conversion will be determined by the MHC as follows: (a) the estimated aggregate pro forma market value of the Conversion Stock, immediately after Conversion as determined by the Independent Appraiser, expressed in terms of a specific aggregate dollar amount rather than as a range, shall be divided by (b) the Subscription Price.

ARTICLE VI.

SUBSCRIPTION RIGHTS AND ORDERS FOR COMMON STOCK

6.1. DISTRIBUTION OF PROSPECTUS. The Conversion shall be conducted in compliance with the Regulations and applicable SEC regulations. As soon as practicable after the prospectus prepared by the MHC and the Stock Holding Company has been declared effective by the Commissioner and the SEC, copies of the prospectus and order forms will be distributed to all Eligible Account Holders, Supplemental Eligible Account Holders, any Tax-Qualified Employee Plan and Employees, Officers, directors and trustees at their last known addresses appearing on the records of the Bank for the purpose of subscribing for shares of Conversion Stock in the Subscription Offering and will be made available (if and when a Community Offering is held) for use by those Persons entitled to purchase in the Community Offering.

6.2. ORDER FORMS. Each order form will be preceded or accompanied by the prospectus describing the Stock Holding Company, the Bank, the Conversion Stock and the Subscription and Community Offerings. Each order form will contain, among other things, the following:

6.2.1 A specified date by which all order forms must be received by the Stock Holding Company, which date shall be not less than 20 nor more than 45 days following the date on which the order forms are mailed by the Stock Holding Company, and which date will constitute the expiration of the Subscription Offering, unless extended;

6.2.2 The Subscription Price per share for shares of Conversion Stock to be sold in the Offering;

6.2.3 A description of the minimum and maximum number of shares of Conversion Stock that may be subscribed for pursuant to the exercise of subscription rights or otherwise purchased in the offering;

6.2.4 Instructions as to how the recipient of the order form is to indicate thereon the number of shares of Conversion Stock for which such Person elects to subscribe and the available alternative methods of payment therefor;

6.2.5 An acknowledgment that the recipient of the order form has received a copy of the prospectus before execution of the order form;

6.2.6 A statement indicating the consequences of failing to properly complete and return the order form, including a statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Stock Holding Company within the Subscription Offering period such properly completed and executed order form, together with a check or money order in the full amount of the purchase price as specified in the order form for the shares of Conversion Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the order form that the Bank withdraw said amount from a Deposit Account at the Bank maintained by such Person, but only if the MHC elects to permit such withdrawals from the type of such Deposit Account); and

6.2.7 A statement to the effect that the executed order form, once received by the Stock Holding Company, may not be modified or amended by the subscriber without the consent of the Stock Holding Company.

Notwithstanding the above, the Stock Holding Company reserves the right in its sole discretion to accept or reject orders received on photocopied or faxed order forms.

6.3. UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT. In the event order forms (a) are not delivered for any reason or are returned undelivered to the Stock Holding Company by the United States Postal Service, (b) are not received back by the Stock Holding Company or are received by the MHC after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment for the shares of Conversion Stock subscribed for (including cases in which Deposit Accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a “NO MAIL” order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the contemplated order form within the time period specified thereon; provided, however, that the Stock Holding Company may, but will not be required to, waive any immaterial irregularity on any order form or require the submission of corrected order forms or the remittance of full payment for subscribed shares by such date as the Stock Holding Company may specify, and all interpretations by the MHC and the Stock Holding Company, as applicable, of terms and conditions of this Plan and of the order forms will be final.

6.4. PAYMENT FOR STOCK.

6.4.1 All payments for Conversion Stock subscribed for or ordered in the Conversion must be delivered in full to the Stock Holding Company, together with a properly completed and executed order form, except in the case of the Syndicated Community Offering, on or before the expiration date specified on the order form, unless such date is extended by the MHC and the Stock Holding Company; provided, however, that if any Employee Plan subscribes for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Conversion Stock subscribed for by such plans at the Subscription Price upon consummation of the Conversion, provided, however, that, in the case of the ESOP there is in force from the time of its subscription until the consummation of the Conversion, a loan commitment to lend to the ESOP, at such time, the aggregated Subscription Price of the shares for which it subscribed. The Stock Holding Company or the Bank may make scheduled discretionary contributions to an Employee Plan provided such contributions from the Bank, if any, do not cause the Bank to fail to meet its regulatory capital requirement. Payment for Conversion Stock may also be made by a participant in an Employee Plan (including the Bank’s 401(k) plan) causing funds held for such participant’s benefit by an Employee Plan to be paid over for such purchase to the extent that such plan allows participants or any related trust established for the benefit of such participants to direct that some or all of their individual accounts or sub-accounts be invested in Conversion Stock.

6.4.2 Payment for Conversion Stock shall be made either by check, bank draft or money order, or if a purchaser has a Deposit Account in the Bank (and if the Bank has elected to permit such withdrawals from the type of Deposit Account maintained by such Person), such purchaser may pay for the shares subscribed for by authorizing the Bank to make a withdrawal from the purchaser’s Deposit Account at the Bank in an amount equal to the aggregate purchase price of such shares. No wire transfers will be accepted. Any authorized withdrawal, whether from a savings, passbook or certificate account, shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirements, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook savings rate. Funds for which a withdrawal is authorized will remain in the purchaser’s Deposit Account but may not be used by the purchaser pending consummation of the Conversion or expiration of the 45-day period (or such longer period as may be approved by the Commissioner) following termination of the Subscription Offering, whichever occurs first. After consummation of the Conversion, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the Subscription Price. Interest submitted will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest on checks and money orders will be paid by the Bank at the Bank’s passbook savings rate. Such interest will be paid from the date payment is received by the Bank until consummation or termination of the Conversion. If for any reason the Conversion is not consummated, all payments made by subscribers in the Conversion will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by canceling the authorization for withdrawal.

ARTICLE VII.

STOCK PURCHASE PRIORITIES

7.1. PRIORITIES FOR OFFERING. All purchase priorities established by this Article VII shall be subject to the purchase limitations set forth in, and shall be subject to adjustment as provided in, Article VIII of this Plan. In addition to the priorities set forth in this Article VII, the MHC may establish other priorities for the purchase of Conversion Stock, subject to the approval of the Commissioner. The priorities for the purchase of shares in the Conversion are set forth in the following Sections.

7.2. CERTAIN DETERMINATIONS. All interpretations or determinations of whether prospective purchasers are “RESIDENTS,” “ASSOCIATES,” or “ACTING IN CONCERT” and any other interpretations of any and all other provisions of the Plan shall be made by and at the sole discretion of the MHC and the Stock Holding Company, as applicable, and may be based on whatever evidence the MHC or the Stock Holding Company may choose to use in making any such determination.

7.3. MINIMUM PURCHASE; NO FRACTIONAL SHARES. The minimum purchase by any Person shall be 25 shares (to the extent that shares of Conversion Stock are available for purchase), provided, however, that the aggregate purchase price for any minimum share purchase shall not exceed $500. No fractional shares will be allocated or issued.

7.4. OVERVIEW OF PRIORITIES. In descending order of priority, the opportunity to purchase Conversion Stock shall be given in the Subscription Offering to: (1) Eligible Account Holders; (2) Supplemental Eligible Account Holders; (3) Tax-Qualified Employee Plans; and (4) Employees, Officers, directors and trustees of the MHC, the Mid-Tier Holding Company and the Bank. Any shares of Conversion Stock that are not subscribed for in the Subscription Offering at the discretion of the Stock Holding Company may be offered for sale in a Direct Community Offering and/or a Syndicated Community Offering on terms and conditions and procedures satisfactory to the Stock Holding Company.

7.5. PRIORITIES FOR SUBSCRIPTION OFFERING.

7.5.1 FIRST PRIORITY: ELIGIBLE ACCOUNT HOLDERS. Upon approval of the Plan by the Corporators and the receipt of permission from the Commissioner and SEC to offer the Conversion Stock for sale, each Eligible Account Holder shall receive, without payment therefor, nontransferable subscription rights on a first priority basis to subscribe for a number of shares of Conversion Stock equal to the greatest of (x) a number determined by dividing the

Individual Maximum Purchase Limit (as such term is defined in Section 8.2) by the per share Subscription Price, (y) one-tenth of one percent (.10%) of the shares offered in the Conversion, or (z) 15 times the product (rounded down to the nearest whole number) obtained by multiplying (1) the total number of shares of Conversion Stock to be issued in the Conversion by (2) a fraction, of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders. If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each such subscribing Eligible Account Holder to purchase a number of shares of Conversion Stock sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares of Conversion Stock will be allocated pro rata to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each such subscriber’s Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. Subscription rights to purchase Conversion Stock received by corporators, Trustees, officers, and directors of the MHC, the Mid-Tier Holding Company and the Bank (and their Associates) based on their increased deposits in the Bank in the one year preceding the Eligibility Record Date shall be subordinated to the subscription rights of other Eligible Account Holders. To ensure proper allocation of stock, each Eligible Account Holder must list on his or her subscription order form all Deposit Accounts in which he or she had an ownership interest as of the Eligibility Record Date.

7.5.2 SECOND PRIORITY: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. To the extent there are shares remaining after satisfaction of subscriptions by Eligible Account Holders, each Supplemental Eligible Account Holder shall receive non-transferable subscription rights to subscribe for a number of shares of Conversion Stock equal to the greatest of (x) a number determined by dividing the Individual Maximum Purchase Limit by the per share Subscription Price, (y) one-tenth of one percent (.10%) of the shares offered in the Conversion, or (z) 15 times the product (rounded down to the nearest whole number) obtained by multiplying (1) the total number of shares of Conversion Stock to be issued in the Conversion by (2) a fraction, of which the numerator is the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders. In the event Supplemental Eligible Account Holders subscribe for a number of shares of Conversion Stock which, when added to the shares subscribed for by Eligible Account Holders, exceeds available shares, the available shares of Conversion Stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares of Conversion Stock sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that such subscriber’s Qualifying Deposit on the Supplemental Eligibility Record Date bears to the total amount of Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

7.5.3 THIRD PRIORITY: TAX-QUALIFIED EMPLOYEE PLANS. To the extent there are shares remaining after satisfaction of subscriptions by Eligible Account Holders and Supplemental Eligible Account Holders, the Tax-Qualified Employee Plans shall be given the opportunity to purchase in the aggregate up to 10% of the Conversion Stock issued in the Conversion. In the event that the total number of shares of Conversion Stock offered in the Conversion is increased to an amount greater than the Range Maximum, the Tax-Qualified Employee Plans shall have a Priority Right to purchase any such shares exceeding the Range Maximum (up to the aggregate of 10% of Conversion Stock to be issued in the Conversion). If the Tax-Qualified Employee Plans are not able to fill their orders in the Offering, then the Tax-Qualified Employee Plans may purchase shares in the open market following consummation of the Conversion.

7.5.4 FOURTH PRIORITY: EMPLOYEES, OFFICERS, DIRECTORS, TRUSTEES AND CORPORATORS. To the extent there are shares remaining after satisfaction of subscriptions by Eligible Account Holders, Supplemental Eligible Account Holders, and any Tax-Qualified Employee Plans, each Employee, Officer, director, trustee and Corporator of the MHC, the Mid-Tier Holding Company or the Bank who is not an Eligible Account Holder or a Supplemental Eligible Account Holder shall receive non-transferable subscription rights to subscribe for shares of Conversion Stock offered in the Conversion in an amount equal to the Individual Maximum Purchase Limit; provided, however, that the aggregate number of shares of Conversion Stock that may be purchased by Employees, Officers, directors, trustees and Corporators in the Conversion shall be limited to 30% of the total number of shares of Conversion Stock issued in the Conversion (including shares purchased by Employees, Officers, directors, trustees and Corporators under this Section 7.5.4 and under the preceding priority categories, but not including shares purchased by the ESOP). In the event that Employees, Officers, directors, trustees and Corporators subscribe under this Section 7.5.4 for more shares of Conversion Stock than are available for purchase by them, the shares of Conversion Stock available for purchase will be allocated by the Stock Holding Company among such subscribing Persons on an equitable basis, such as by giving weight to the period of service, compensation and position of the individual subscriber.

7.6. PRIORITIES FOR DIRECT COMMUNITY OFFERING.

7.6.1 Any shares of Conversion Stock not subscribed for in the Subscription Offering may be offered for sale in a Direct Community Offering. This will involve an offering of all unsubscribed shares of Conversion Stock directly to the general public. The Direct Community Offering, if any, shall be for a period of not more than 45 days unless extended by the Stock Holding Company, and shall commence concurrently with, during or promptly after the Subscription Offering. The Stock Holding Company may use a broker, dealer or investment banking firm or firms on a best efforts basis to sell the unsubscribed shares in the Subscription and Direct Community Offering. The Stock Holding Company may pay a commission or other fee to such entity or entities as to the shares sold by such entity or entities in the Subscription and Direct Community Offering and may also reimburse such entity or entities for reasonable expenses incurred in connection with the sale. The Conversion Stock will be offered and sold in the Direct Community Offering, in accordance with the Regulations, so as to achieve the widest distribution of the Conversion Stock. In making the Direct Community Offering, the Stock Holding Company will give preference to natural persons residing in the Local Community. Orders accepted in the Direct Community Offering shall be filled up to a maximum not to exceed 2% of the Conversion Stock offered in the Conversion, and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled. No

Person may subscribe for or purchase more than the Individual Maximum Purchase Limit of Conversion Stock in the Direct Community Offering. The Stock Holding Company, in its sole discretion, may reject subscriptions, in whole or in part, received from any Person under this Section 7.6.

7.6.2 In the event of an oversubscription for shares in the Direct Community Offering, available shares will be allocated (to the extent shares remain available) first to cover orders of natural Persons residing in the Local Community, so that each such Person may receive 100 shares, and thereafter, on a pro rata basis to such Persons based on the amount of their respective subscriptions or on such other reasonable basis as may be determined by the Stock Holding Company. If oversubscription does not occur among natural Persons residing in the Local Community, the allocation process to cover orders of other Person subscribing for shares in the Direct Community Offering shall be as described above for natural Persons.

7.6.3 The terms “RESIDENT,” “RESIDENCE,” “RESIDE,” or “RESIDING” as used herein with respect to any Person shall mean any Person who occupies a dwelling within the Local Community, has an intent to remain with the Local Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Local Community together with an indication that such presence within the Local Community is not merely transitory in nature. To the extent the Person is a corporation or other business entity, the principal place of business or headquarters must be in the Local Community. The Bank may use deposit or loan records or such other evidence provided to it to determine whether a Person is a resident. In all cases, however, such a determination shall be in the sole discretion of the MHC or the Stock Holding Company.

7.7. PRIORITIES FOR SYNDICATED COMMUNITY OFFERING.

7.7.1 Any shares of Conversion Stock not sold in the Subscription Offering or in the Direct Community Offering, if any, may be offered for sale to the general public by a selling group of broker-dealers in a Syndicated Community Offering, subject to terms, conditions and procedures as may be determined by the Stock Holding Company in a manner that is intended to achieve the widest distribution of the Conversion Stock subject to the rights of the Stock Holding Company to accept or reject in whole or in part all orders in the Syndicated Community Offering. No Person may purchase in the Syndicated Community Offering more than the Individual Maximum Purchase Limit of Conversion Stock. It is expected that the Syndicated Community Offering will commence as soon as practicable after termination of the Direct Community Offering, if any. The Syndicated Community Offering shall be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided herein. The commission in the Syndicated Community Offering shall be determined by a marketing agreement between the Stock Holding Company and the Marketing Agent. Such agreement shall be filed with the Division and the SEC.

7.7.2 If for any reason a Syndicated Community Offering of unsubscribed shares of Conversion Stock cannot be effected or is not deemed to be advisable, and any shares remain unsold after the Subscription Offering and the Community Offering, if any, the Stock Holding Company may seek to make other arrangements for the sale of the remaining shares in order to meet the Range Minimum, including an underwritten public offering. Such other arrangements will be subject to the approval of the Commissioner and to compliance with applicable state and federal securities laws.

ARTICLE VIII.

ADDITIONAL LIMITATIONS ON PURCHASES

8.1. GENERAL. Purchases of Conversion Stock in the Conversion will be subject to the purchase limitations set forth in this Article VIII.

8.2. INDIVIDUAL MAXIMUM PURCHASE LIMIT. This Section 8.2 sets forth the “INDIVIDUAL MAXIMUM PURCHASE LIMIT.” No Person (or Persons exercising subscription rights through a single qualifying deposit account held jointly) may purchase in the offering (including the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering) more than $250,000 of Conversion Stock, except that: (i) the Stock Holding Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, (x) increase such Individual Maximum Purchase Limit to up to 5% of the number of shares of Conversion Stock offered in the Conversion or (y) decrease such Individual Maximum Purchase Limit to no less than one-tenth of one percent (.10%) of the number of shares of Conversion Stock offered in the Conversion; and (ii) Tax-Qualified Employee Plans may purchase up to 10% of the shares issued in the Conversion. If the Stock Holding Company increases the Individual Maximum Purchase Limit (as permitted by this Section 8.2), subscribers in the Subscription Offering who ordered the previously-effective maximum amount will be, and certain other large subscribers in the sole discretion of the Stock Holding Company may be, given the opportunity to increase their subscriptions up to the then applicable limit. Requests to purchase additional shares of Conversion Stock under this provision will be determined by the Stock Holding Company, in its sole discretion.

8.3. GROUP ACTING IN CONCERT. This Section 8.3 sets forth the “GROUP MAXIMUM PURCHASE LIMIT.” No Person and his or her Associates or group of Persons Acting in Concert, may purchase in the offering (including the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering) more than $600,000 worth of Conversion Stock offered in the Conversion, except that: (i) the Stock Holding Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, (x) increase such Group Maximum Purchase Limit to up to 5% of the number of shares of Conversion Stock offered in the Conversion or (y) decrease such Group Maximum Purchase Limit to no less than one-tenth of one percent (.10%) of the number of shares of Conversion Stock offered in the Conversion; and (ii) Tax-Qualified Employee Plans may purchase up to 10% of the shares issued in the Conversion. Notwithstanding the foregoing, in the event that the Stock Holding Company increases the Individual Maximum Purchase Limit (as permitted by Section 8.2) to a number that is in excess of the Group Maximum Purchase Limit established by this Section 8.3, the Group Maximum Purchase Limit shall automatically be increased so as to be equal to the Individual Maximum Purchase Limit, as adjusted.

8.4. PURCHASES BY OFFICERS, DIRECTORS, TRUSTEES AND CORPORATORS. The aggregate number of shares of Conversion Stock to be purchased in the offering by Officers, directors, trustees and Corporators of the MHC, the Mid-Tier Holding Company and the Bank (and their Associates) shall not exceed 25% of the total number of shares of Conversion Stock issued in the Conversion.

8.5. SPECIAL RULE FOR TAX-QUALIFIED EMPLOYEE PLANS. Shares of Conversion Stock purchased by any individual participant (“PLAN PARTICIPANT”) in a Tax-Qualified Employee Plan using funds therein pursuant to the exercise of subscription rights granted to such Participant in his individual capacity as an Eligible Account Holder or Supplemental Eligible Account Holder shall not be deemed to be purchases by a Tax-Qualified Employee Plan for purposes of calculating the maximum amount of Conversion Stock that Tax-Qualified Employee Plans may purchase pursuant to this Plan, if the individual Plan Participant controls or directs the investment authority with respect to such account or subaccount.

8.6. INCREASE IN THE TOTAL NUMBER OF SHARES OFFERED. In the event that (i) the total number of shares of Conversion Stock offered in the Conversion is increased to an amount greater than the Range Maximum, and (ii) there shall be additional shares of Conversion Stock available after the Tax-Qualified Employee Plans shall have exercised their priority right (established pursuant to Section 7.5.3) to purchase shares exceeding the Range Maximum, any additional shares not purchased by the Tax-Qualified Employee Plans will be issued to fill unfulfilled subscriptions of other subscribers according to their respective priorities set forth in the Plan.

8.7. ILLEGAL PURCHASES. Notwithstanding any other provision of the Plan, no Person shall be entitled to purchase any Conversion Stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. The Stock Holding Company and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

8.8. REJECTION OF ORDERS. The Stock Holding Company has the right in its sole discretion to reject any order submitted by a Person whose representations the Stock Holding Company believes to be false or who it otherwise believes, either alone or Acting in Concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of the Plan.

8.9. SUBSCRIBERS IN NON-QUALIFIED STATES OR IN FOREIGN COUNTRIES. The Stock Holding Company, in its sole discretion, may make reasonable efforts to comply with the securities laws of any state in the United States in which its depositors reside, and will only offer and sell the Conversion Stock in states in which the offers and sales comply with such states’ securities laws. However, no Person will be offered or allowed to purchase any Conversion Stock under the Plan if he or she resides in a foreign country or in a state of the United States with respect to which any of the following apply: (i) the offer or sale of shares of Conversion Stock to such Persons would require the Stock Holding Company or its Employees to register, under the securities laws of such state or foreign country, as a broker or dealer or to register or otherwise qualify its securities for sale in such state or foreign country; or (ii) such registration or qualification would be impracticable for reasons of cost or otherwise.

8.10. NO OFFER TO TRANSFER SHARES. Before the consummation of the Conversion, no Person shall offer to transfer, or enter into any agreement or understanding to transfer the legal or beneficial ownership of any subscription rights or shares of Conversion Stock, except pursuant to the Plan. The following shall not constitute impermissible transfers under this Plan. Any Person having subscription rights in his or her individual capacity as an Eligible Account Holder or Supplemental Eligible Account Holder may exercise such subscription rights by causing a tax-qualified plan to make such purchase using funds allocated to such Person in such tax-qualified plan if such individual plan participant controls or directs the investment authority with respect to such account or subaccount. A tax-qualified plan that maintains an Eligible Deposit Account in the Bank as trustee for or for the benefit of a Person who controls or directs the investment authority with respect to such account or subaccount (“BENEFICIARY”) may, in exercising its subscription rights, direct that the Conversion Stock be issued in the name of such individual Beneficiary in his or her individual capacity.

8.11. CONFIRMATION BY PURCHASERS. Each Person ordering Conversion Stock in the Conversion will be deemed to confirm that such purchase does not conflict with the purchase limitations in the Plan. All questions concerning whether any Persons are Associates or a Group Acting in Concert or whether any purchase conflicts with the purchase limitations in the Plan or otherwise violates any provision of the Plan shall be determined by the Stock Holding Company in its sole discretion. Such determination shall be conclusive, final and binding on all Persons and the Stock Holding Company may take any remedial action, including without limitation rejecting the purchase or referring the matter to the Commissioner for action, as in its sole discretion the Stock Holding Company may deem appropriate.

ARTICLE IX.

POST OFFERING MATTERS

9.1. STOCK PURCHASES AFTER THE CONVERSION. For a period of three years after the proposed Conversion, no Officer, director, trustee or Corporator of the MHC, the Mid-Tier Holding Company, the Stock Holding Company or the Bank, or his or her Associates, may purchase, without the prior written approval of the Commissioner, any Conversion Stock:

(i)	from the Stock Holding Company, or

(ii)	except from a broker-dealer registered with the SEC,

provided that the foregoing shall not apply to (x) negotiated transactions involving more than 1% of the outstanding Conversion Stock, or (y) purchases of stock made by and held by or otherwise made pursuant to any Tax-Qualified or Non-Tax-Qualified Employee Plan of the Bank or the Stock Holding Company even if such stock is attributable to Officers, directors or their Associates.

9.2. RESALES OF STOCK BY MANAGEMENT PERSONS. Conversion Stock purchased in the Conversion by Officers, directors, trustees and Corporators of the Bank, the Stock Holding Company, the MHC or the Mid-Tier Holding Company, or their Associates, may not be resold for a period of at least one year following the date of purchase, except in the case of death or substantial disability, as determined by the Commissioner, of such person, or upon the written approval of the Commissioner.

9.3. STOCK CERTIFICATES. Each stock certificate shall bear a legend giving appropriate notice of the restrictions set forth in Section 9.2. Appropriate instructions shall be issued to the Stock Holding Company’s transfer agent with respect to applicable restrictions on transfers of such stock. Any shares of stock issued as a stock dividend, stock split or otherwise with respect to such restricted stock, shall be subject to the same restrictions as apply to the restricted stock.

9.4. RESTRICTION ON FINANCING STOCK PURCHASES. The Stock Holding Company will not offer or sell any of the Conversion Stock proposed to be issued to any Person whose purchase would be financed by funds loaned, directly or indirectly, to the Person by the Stock Holding Company, the Bank or any of their Affiliates.

9.5. STOCK BENEFIT PLANS. The Board of Directors of the Bank and/or the Stock Holding Company are permitted under the Regulations, and may decide, to adopt one or more stock benefit plans for the benefit of the Employees, Officers and directors of the Bank and Stock Holding Company, including an ESOP, an Employer Stock Fund option in a 401(k) plan, stock award plans and stock option plans, which will be authorized to purchase Conversion Stock and grant options for Conversion Stock. However, only the Tax-Qualified Employee Plans will be permitted to purchase Conversion Stock in the Conversion subject to the purchase priorities set forth in the Plan. Pursuant to the Regulations, the Stock Holding Company may authorize the ESOP and any other Tax-Qualified Employee Plans to purchase in the aggregate up to 10% of the Conversion Stock to be issued. The Bank or the Stock Holding Company may make scheduled discretionary contributions to one or more Tax-Qualified Employee Plans to purchase Conversion Stock or to purchase issued and outstanding shares of Conversion Stock or authorized but unissued shares of Conversion Stock subsequent to the completion of the Conversion, provided, however, that such contributions do not cause the Bank to fail to meet any of its regulatory capital requirements. The Plan specifically authorizes the grant and issuance by the Stock Holding Company and/or the Bank of (i) awards of Conversion Stock after the Conversion pursuant to one or more stock recognition and award plans (the “RECOGNITION PLANS”) in an amount equal to up to 4% of the number of shares of Conversion Stock issued in the Conversion, (ii) options to purchase a number of shares of Conversion Stock in an amount equal to up to 10% of the number of shares of Conversion Stock issued in the Conversion, and shares of Conversion Stock issuable upon exercise of such options, and (iii) Conversion Stock to one or more Tax Qualified Employee Plans, including the ESOP, at the closing of the Conversion or at any time thereafter, in an amount equal to up to 10% of the number of shares of Conversion Stock issued in the Conversion. Shares awarded to the Tax Qualified Employee Plans or pursuant to the Recognition Plans, and shares issued upon exercise of options may be authorized but unissued shares of the Conversion Stock, or shares of the Conversion Stock purchased by the Stock Holding Company, the Bank or such plans in the open market. No Recognition Plans or stock option plans have yet been adopted by the Stock Holding Company or the Bank, and no such plans will be submitted for the approval of the Stock Holding Company’s stockholders at a meeting held earlier than six months after completion of the Conversion.

9.6. MARKET FOR CONVERSION STOCK. If at the close of the Conversion the Stock Holding Company has more than 300 stockholders of any class of stock, the Stock Holding Company shall use its best efforts to:

9.6.1 Encourage and assist a Market Maker to establish and maintain a market for that class of stock;

9.6.2 List that class of stock on a national or regional securities exchange, or on the Nasdaq system; and

9.6.3 Register the Conversion Stock with the SEC pursuant to the Exchange Act, and undertake not to deregister such Conversion Stock for a period of three years thereafter.

9.7. LIQUIDATION ACCOUNT.

9.7.1 The Bank shall, at the time of the Conversion, establish a Liquidation Account in an amount equal to the net worth of the Bank as of the date of the latest consolidated statement of financial condition contained in the final Prospectus distributed in connection with the Conversion. The function of the Liquidation Account is to establish a priority on liquidation and, except as otherwise provided in this Section 9.7, the existence of the Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the Bank or the Stock Holding Company. The Liquidation Account will be maintained by the Bank for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain Deposit Accounts with the Bank following the Conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Deposit Account, hold a related inchoate interest in a portion of the Liquidation Account balance, in relation to each Deposit Account balance at the Eligibility Record Date or Supplemental Eligibility Record Date, as the case may be, or to such balance as it may be subsequently reduced, as hereinafter provided. The initial Liquidation Account balance shall not be increased, and shall be subject to downward adjustment to the extent of any downward adjustment of any subaccount balance of any Eligible Account Holder or Supplemental Eligible Account Holder in accordance with 209 CMR 33.05(12).

9.7.2 In the unlikely event of a complete liquidation of the Bank (and only in such event), following all liquidation payments to creditors (including those to depositors to the extent of their Deposit Accounts) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidating distribution from the Liquidation Account, in the amount of the then-adjusted subaccount balances for his or her deposit accounts then held, before any liquidating distribution may be made to any holder of the Bank’s capital stock. No merger, consolidation, reorganization, or purchase of bulk assets with assumption of deposit accounts and other liabilities, or similar transactions with an FDIC-insured institution, in which the Bank is not the surviving institution, shall be deemed to be a complete liquidation for this purpose. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

9.7.3 The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and/or Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of such Eligible Account Holder’s or Supplemental Eligible Account Holder’s Qualifying Deposit and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Bank. For Deposit Accounts in existence on both dates, separate subaccounts shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on such record dates. Such initial subaccount balance shall not be increased by additional Deposits, but shall be subject to downward adjustment as described below.

9.7.4 If, at the close of business on the last day of any period for which the Stock Holding Company has prepared audited financial statements subsequent to the effective date of the Conversion, the deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of: (i) the balance in the Deposit Account at the close of business on the last day of any period for which the Stock Holding Company has prepared audited financial statements subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date; or (ii) the amount in such Deposit Account as of the Eligibility Record Date or Supplemental Eligibility Record Date, then the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in the balance of such Deposit Account. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero. For purposes of this Section 9.7, a time account shall be deemed to be closed upon its maturity date regardless of any renewal thereof. A distribution of each subaccount balance may be made only in the event of a complete liquidation of the Bank subsequent to the Conversion and only out of funds available for such purpose after payment of all creditors.

9.7.5 The Bank shall not be required to set aside funds for the purpose of establishing the Liquidation Account, and the creation and maintenance of the Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the Bank, except that the Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its net worth to be reduced below the amount required for the Liquidation Account.

9.8. PAYMENT OF DIVIDENDS. The Stock Holding Company may not declare or pay a cash dividend on the Conversion Stock if the effect thereof would cause its regulatory capital to be reduced below the amount required to maintain the Liquidation Account and under FDIC rules and regulations.

Otherwise, the Stock Holding Company may declare dividends in accordance with applicable laws and regulations.

9.9. REPURCHASE OF STOCK. The Stock Holding Company has no present intention of repurchasing any of the Conversion Stock. However, based upon facts and circumstances following the Conversion and subject to applicable regulatory and accounting requirements, the Board of Directors of the Stock Holding Company may determine to repurchase stock in the future. Such facts and circumstances may include but not be limited to:

(i) market and economic factors such as the price at which the Conversion Stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the opportunity to improve the Stock Holding Company’s return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or the purchase of shares by the ESOP in the event the ESOP is unable to acquire shares in the Subscription Offering, or to fund the any stock plans adopted after the consummation of the Conversion; and (iii) any other circumstances in which repurchases would be in the best interests of the Stock Holding Company and its stockholders.

9.10. CONVERSION EXPENSES. The Regulations require that the expenses of the Conversion must be reasonable. The MHC will use its best efforts to assure that the expenses incurred by the MHC and the Stock Holding Company in effecting the Conversion will be reasonable.

9.11. PUBLIC INSPECTION OF CONVERSION APPLICATION. The MHC and the Stock Holding Company will maintain a copy of the Application in the main banking office of the Bank and such copy will be available for public inspection.

9.12. ENFORCEMENT OF TERMS AND CONDITIONS. Each of the MHC and the Stock Holding Company shall have the right to take all such action as it, in its sole discretion, may deem necessary, appropriate or advisable in order to monitor and enforce the terms, conditions, limitations and restrictions contained in the Plan and the terms, conditions and representations contained in the Order Forms, including, but not limited to, the right to require any subscriber or purchaser to provide evidence, in a form satisfactory to the MHC and the Stock Holding Company, of such Person’s eligibility to subscribe for or purchase shares of the Conversion Stock under the terms of the Plan and the absolute right (subject only to any necessary regulatory approvals or concurrence) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Conversion Stock that it believes might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all Persons, and the MHC, the Mid-Tier Holding Company, the Stock Holding Company, the Bank and their Board of Trustees, Board of Directors, Officers, Employees and agents shall be free from any liability to any Person on account of any such action.

9.13. VOTING RIGHTS FOLLOWING CONVERSION. Following the Conversion, the holders of the capital stock of the Stock Holding Company shall have exclusive voting rights in the Stock Holding Company.

ARTICLE X.

MISCELLANEOUS

10.1. INTERPRETATION OF PLAN. All interpretations of the Plan and application of its provisions to particular circumstances by the MHC and the Stock Holding Company shall be final, subject to the authority of the Commissioner. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to the Plan unless otherwise indicated. The recitals hereto constitute an integral part of the Plan. References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 5.5.1” would be part of “Section 5.5” and references to “Section 5.5” would also refer to material contained in the subsection described as “Section 5.5.1”). The table of contents and headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. Whenever the words “include,” “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “without limitation.”

10.2. AMENDMENT OR TERMINATION OF THE PLAN. If deemed necessary or desirable, the terms of the Plan may be substantively amended by the Board of Trustees of the MHC as a result of comments from regulatory authorities or otherwise at any time prior to approval of the Plan by the Commissioner and at any time thereafter with the concurrence of the Commissioner. If amendments to the Plan are made after the Special Meeting, no further approval of the Corporators will be necessary unless otherwise required by the Commissioner. The Plan may be terminated by the Board of Trustees in its sole discretion, at any time prior to the Special Meeting and at any time thereafter with the concurrence of the Commissioner. The Plan will terminate if the sale of all shares of Conversion Stock is not completed within twenty four months from the date of approval of the Plan by the Board of Trustees.

EXHIBIT 3.4 (A)

CERTIFICATE OF INCORPORATION

OF

LEGACY BANCORP, INC.

FIRST: The name of the Corporation is Legacy Bancorp, Inc. (hereinafter sometimes referred to as the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH:

A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) consisting of

1.	Ten Million (10,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the “Preferred Stock”); and

2.	Forty Million (40,000,000) shares of Common Stock, par value one cent ($.01) per share (the “Common Stock”).

B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

C.

1.

Notwithstanding any other provision of this Certificate of Incorporation, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter,

1

beneficially owns in excess of ten percent (10%) of the then-outstanding shares of Common Stock (the “Limit”), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person beneficially owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock beneficially owned by such person would be entitled to cast (subject to the provisions of this Article FOURTH), multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

2.	The following definitions shall apply to this Section C of this Article FOURTH:

a.	“Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of this Certificate of Incorporation.

b.	“Beneficial ownership” shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of this Certificate of Incorporation; provided, however, that a person shall, in any event, also be deemed the “beneficial owner” of any Common Stock:

(1)	which such person or any of its Affiliates beneficially owns, directly or indirectly; or

(2)

which such person or any of its Affiliates has: (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more of clauses 1 through 5 of Section A of Article

2

EIGHTH of this Certificate of Incorporation (“Article EIGHTH”)), or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate is otherwise deemed the beneficial owner); or

(3)	which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation; and provided further, however, that: (1) no Director or Officer of this Corporation (or any Affiliate of any such Director or Officer) shall, solely by reason of any or all of such Directors or Officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such Director or Officer (or any Affiliate thereof); and (2) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan.

For purposes only of computing the percentage of beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the

3

outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

c.	A “person” shall include an individual, a firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

3.	The Board of Directors shall have the power to construe and apply the provisions of this section and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to: (i) the number of shares of Common Stock beneficially owned by any person; (ii) whether a person is an Affiliate of another; (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership; (iv) the application of any other definition or operative provision of the section to the given facts; or (v) any other matter relating to the applicability or effect of this section.

4.	The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to: (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit; and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such person.

5.

Except as otherwise provided by law or expressly provided in this Section C, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section C) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in this Certificate of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be

4

deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

6.	Any constructions, applications or determinations made by the Board of Directors pursuant to this section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

7.	In the event any provision (or portion thereof) of this Section C shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section C remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The Directors of the Corporation need not be elected by written ballot unless the Bylaws so provide. Stockholders shall not be permitted to cumulate their votes for the election of Directors.

C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or as otherwise provided in the Bylaws. The term “Whole Board” shall mean the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

5

SIXTH:

A. The number of Directors shall be fixed from time to time by or in the manner provided in the Bylaws. The Directors shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election with each Director to hold office until his or her successor shall have been duly elected and qualified.

B. Subject to the rights of holders of any series of Preferred Stock outstanding, the newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

C. Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

D. Subject to the rights of holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH of this Certificate of Incorporation (“Article FOURTH”)), voting together as a single class.

SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

6

EIGHTH:

A. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in this Article EIGHTH:

1.	any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with: (i) any Interested Stockholder (as hereinafter defined); or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

2.	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding twenty-five percent (25%) or more of the combined assets of the Corporation and its Subsidiaries; or

3.	the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding twenty-five percent (25%) of the combined Fair Market Value of the outstanding common stock of the Corporation and its Subsidiaries, except for any issuance or transfer pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

4.	the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

5.

any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities

7

of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of Directors (the “Voting Stock”) (after giving effect to the provisions of Article FOURTH), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of this Certificate of Incorporation or any Preferred Stock Designation in any agreement with any national securities exchange or otherwise.

The term “Business Combination” as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article EIGHTH.

B. The provisions of Section A of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, of the outstanding shares of capital stock of the Corporation as is required by law or by any other provision of this Certificate of Incorporation, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 or 2 are met:

1.	The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

2.	All of the following conditions shall have been met:

a.	The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall at least be equal to the higher of the following:

(1)	(if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by it: (i) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”); or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher; or

8

(2)	the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article EIGHTH as the “Determination Date”), whichever is higher.

b.	The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

(1)	(if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it: (i) within the two-year period immediately prior to the Announcement Date; or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher; or

(2)	(if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

(3)	the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

c.

The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for

9

shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with subparagraph B.2 of this Article EIGHTH shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

d.	After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (1) except as approved by a majority of the Disinterested Directors (as hereinafter defined), there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation; (2) there shall have been: (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors; and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors; and (3) neither such Interested Stockholder or any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

e.	After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided, directly or indirectly, by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

10

f.	A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, and the rules or regulations thereunder) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

C. For the purposes of this Article EIGHTH:

1.	A “Person” shall include an individual, a firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

2.	“Interested Stockholder” shall mean any Person (other than the Corporation or any Subsidiary thereof or any employee stock ownership plan formed by the Corporation or any Subsidiary thereof) who or which:

a.	is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power (without giving effect to the provisions of Article FOURTH hereof) of the outstanding Voting Stock; or

b.	is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power (without giving effect to the provisions of Article FOURTH hereof) of the then outstanding Voting Stock; or

c.	is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

11

3.	For purposes of this Article EIGHTH, “beneficial ownership” shall be determined in the manner provided in Section C of Article FOURTH hereof.

4.	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of this Certificate of Incorporation.

5.	“Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 2 of this Section C, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

6.	“Disinterested Director” means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any Director who is thereafter chosen to fill any vacancy of the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board of Directors.

7.	“Fair Market Value” means:

a.

in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the National Association of Securities Dealers Automated Quotation System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of

12

outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and

b.	in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

8.	Reference to “Highest Per Share Price” shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

9.	In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in Subparagraphs (a) and (b) of Paragraph 2 of Section B of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

D. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry: (a) whether a person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equaling or exceeding twenty-five percent (25%) of the combined Fair Market Value of the Common Stock of the Corporation and its Subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article EIGHTH.

E. Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

F. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the Voting Stock (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to alter, amend or repeal this Article EIGHTH.

13

NINTH: The Board of Directors of the Corporation, when evaluating any offer of another Person (as defined in Article EIGHTH hereof) to: (A) make a tender or exchange offer for any equity security of the Corporation; (B) merge or consolidate the Corporation with another corporation or entity; or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, those factors that Directors of any subsidiary of the Corporation may consider in evaluating any action that may result in a change or potential change in the control of the subsidiary, and the social and economic effect of acceptance of such offer: on the Corporation’s present and future customers and employees and those of its Subsidiaries (as defined in Article EIGHTH hereof); on the communities in which the Corporation and its Subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objective as a savings bank holding company under applicable laws and regulations; and on the ability of its subsidiary savings institution to fulfill the objectives of a stock form savings institution under applicable statutes and regulations.

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan)

14

shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Directors who are not party to such action, a committee of such Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Directors who are not party to such action, a committee of such Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Directors or otherwise.

15

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH: A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

TWELFTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to amend or repeal this Article TWELFTH, Section C of Article FOURTH, Sections C or D of Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH or Article TENTH.

THIRTEENTH: The name and mailing address of the sole incorporator are as follows:

Name	Mailing Address:
Lord, Bissell & Brook LLP 115 South LaSalle Street Chicago, Illinois 60603-3901

16

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation and do certify that the facts herein stated are true, and accordingly, have hereto set my hand this      day of                     , 2005.

Incorporator

17

EXHIBIT 3.4 (B)

LEGACY BANCORP, INC.

BYLAWS

ARTICLE I - STOCKHOLDERS

Section 1. Annual Meeting.

An annual meeting of the stockholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

Section 2. Special Meetings.

Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the “Whole Board”).

Section 3. Notice of Meetings.

Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4. Quorum.

At any meeting of the stockholders, the holders of a majority of the voting power of the shares of the stock entitled to vote at the meeting, present in person or by proxy (after giving effect to the provisions of Article FOURTH of the Corporation’s Certificate of Incorporation), shall constitute a quorum for all purposes, unless or except to the extent that the presence of a

1

larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the voting power of the shares of such class or classes present in person or represented by proxy (after giving effect to the provisions of Article FOURTH of the Corporation’s Certificate of Incorporation) shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the voting power of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present in person or by proxy constituting a quorum, then except as otherwise required by law, those present in person or by proxy at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

Section 5. Organization.

Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 6. Conduct of Business.

(a) The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her to be in order. The date and time of the opening and closing of the polls for the matter or matters upon which the stockholders will vote at the meeting shall be announced at the meeting.

(b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting: (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(b). For business to be properly brought before an annual meeting by a stockholder, the business must be a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before

2

the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder; and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(b). The Officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(b) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

(c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only: (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder’s notice shall set forth: (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation’s books, of such stockholder and (y) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholders notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of this Section 6(c). The Officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she shall so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

3

Section 7. Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Any facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedures established for the meeting. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the Certificate of Incorporation, all other matters shall be determined by a majority of the votes cast.

Section 8. Stock List.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting in the manner provided by law.

The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 9. Consent of Stockholders in Lieu of Meeting.

Subject to the rights of the holders of any class or series of preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

4

ARTICLE II - BOARD OF DIRECTORS

Section 1. General Powers, Number, Term of Office and Limitations.

The business and affairs of the Corporation shall be under the direction of its Board of Directors. The number of Directors who shall constitute the Whole Board shall be such number as the Board of Directors shall from time to time have designated, except that in the absence of such designation shall be nine (9). The Board of Directors shall annually elect a Chairman of the Board from among its members who shall, when present, preside at its meetings.

The Directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified.

No person shall be qualified to continue to serve as a Director after the annual meeting immediately following his or her seventieth birthday; provided, however, that any Director elected upon the initial organization of the Corporation who was born prior to January 1, 1940 may be reelected following his or her seventieth birthday and shall be qualified to serve as a Director only until his or her seventy-fifth birthday.

Section 2. Vacancies and Newly Created Directorships.

Subject to the rights of the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such Director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent Director.

Section 3. Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

5

Section 4. Special Meetings.

Special meetings of the Board of Directors may be called by one-third (1/3) of the Directors then in office (rounded up to the nearest whole number), by the Chairman of the Board or the Chief Executive Officer or, in the event that the Chairman of the Board or Chief Executive Officer are incapacitated or otherwise unable to call such meeting, by the Secretary, and shall be held at such place, on such date, and at such time as they, or he or she, shall fix. Notice of the place, date, and time of each such special meeting shall be given each Director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5. Quorum.

At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6. Participation in Meetings By Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 7. Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 8. Powers.

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1) To declare dividends from time to time in accordance with law;

(2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

6

(3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(4) To remove any Officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any Officer upon any other person for the time being;

(5) To confer upon any Officer of the Corporation the power to appoint, remove and suspend subordinate Officers, employees and agents;

(6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(7) To adopt from time to time such insurance, retirement and other benefit plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs; and

(9) To fix the compensation of officers and employees of the Corporation and its subsidiaries as it may determine.

Section 9. Compensation of Directors.

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE III - COMMITTEES

Section 1. Committees of the Board of Directors.

The Board of Directors may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for these committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

7

Section 2. Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. The quorum requirements for each such committee shall be a majority of the members of such committee unless otherwise determined by the Board of Directors by a majority vote of the Board of Directors which such quorum determined by a majority of the Board may be one-third of such members and all matters considered by such committees shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

Section 3. Nominating Committee.

The Board of Directors shall appoint a Nominating Committee of the Board, consisting of not less than three (3) members. The Nominating Committee shall have authority: (a) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section 6(c)(ii) of Article I of these Bylaws in order to determine compliance with such Bylaw; and (b) to recommend to the Whole Board nominees for election to the Board of Directors to replace those Directors whose terms expire at the annual meeting of stockholders next ensuing.

ARTICLE IV - OFFICERS

Section 1. Generally.

(a) The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a Chairman of the Board, Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Presidents, a Secretary and a Treasurer and from time to time may choose such other officers as it may deem proper. The Chairman of the Board shall be chosen from among the Directors. Any number of offices may be held by the same person.

(b) The term of office of all Officers shall be until the next annual election of Officers and until their respective successors are chosen but any Officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of Directors then constituting the Board of Directors.

(c) All Officers chosen by the Board of Directors shall have such powers and duties as generally pertain to their respective Offices, subject to the specific provisions of this ARTICLE IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

Section 2. Chairman of the Board of Directors.

The Chairman of the Board, subject to the provisions of these Bylaws and to the direction of the Board of Directors, when present shall preside at all meetings of the stockholders of the

8

Corporation. The Chairman of the Board shall perform such duties designated to him or her by the Board of Directors and which are delegated to him or her by the Board of Directors by resolution of the Board of Directors.

Section 3. Chief Executive Officer.

The Chief Executive Officer shall have general responsibility for the management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of Chief Executive Officer or which are delegated to him or her by the Board of Directors. Subject to the direction of the Board of Directors, the Chief Executive Officer shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision of all of the other Officers (other than the Chairman of the Board), employees and agents of the Corporation.

Section 4. President.

The President shall perform such duties and exercise such powers commonly incident to such office or which are delegated to him or her by the Board of Directors or Chief Executive Officer from time to time.

Section 5. Chief Operating Officer.

The Chief Operating Officer shall perform such duties and exercise such powers commonly incident to such office or which are delegated to him or her by the Board of Directors or the Chief Executive Officer from time to time.

Section 6. Vice Presidents.

The Vice President or Vice Presidents shall perform the duties of the President in his or her absence or during his or her inability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. A Vice President or Vice Presidents may be designated as Executive Vice President or Senior Vice President.

Section 7. Secretary.

The Secretary or Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such office and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. Subject to the direction of the Board of Directors, the Secretary shall have the power to sign all stock certificates.

9

Section 8. Treasurer.

The Treasurer shall be the Comptroller of the Corporation and shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe. Subject to the direction of the Board of Directors, the Treasurer shall have the power to sign all stock certificates.

Section 9. Assistant Secretaries and Other Officers.

The Board of Directors may appoint one or more Assistant Secretaries and such other Officers who shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors, the Chairman of the Board or the President.

Section 10. Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any Officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V - STOCK

Section 1. Certificates of Stock.

Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, or the Chief Executive Officer, or the President and by the Secretary or an Assistant Secretary, or any Treasurer or Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

Section 2. Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

10

Section 3. Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the next day preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment or rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4. Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI - NOTICES

Section 1. Notices.

Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, Director, Officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by electronic transmission in the manner provided by the General Corporation Law of Delaware. Any such notice shall be addressed to such stockholder, Director, Officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by electronic transmission, shall be the time of the giving of the notice.

11

Section 2. Waivers.

A written waiver of any notice, signed by a stockholder, Director, Officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, Officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VII - MISCELLANEOUS

Section 1. Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or an assistant to the Treasurer.

Section 3. Reliance Upon Books, Reports and Records.

Each Director, each member of any committee designated by the Board of Directors, and each Officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its Officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 5. Time Periods.

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

12

ARTICLE VIII - AMENDMENTS

The Board of Directors may adopt, amend or repeal these Bylaws at any meeting of the Board, provided notice of the proposed change was given not less than two (2) days prior to the meeting, and provided further that any such change shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal these Bylaws at any meeting of stockholders provided notice of the proposed change was given in the notice of the meeting; provided, however, that, notwithstanding any other provisions of the Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock required by law, the Certificate of Incorporation, any Preferred Stock Designation or these Bylaws, the affirmative votes of the holders of at least 80% of the voting power of all the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH of the Corporation’s Certificate of Incorporation), voting together as a single class, shall be required for the stockholders to alter, amend or repeal any provisions of these Bylaws.

13

EXHIBIT 3.5 (A)

CHARTER

OF

LEGACY BANKS

WHEREAS, a charter was granted in the year 1893 to incorporate City Savings bank of Pittsfield (the “Original Bank”) as a Massachusetts savings bank; and

WHEREAS, in January 2002, Lenox Savings Bank merged with and into the Original Bank, with the resulting bank being known as Legacy Banks (the “Bank”), a stock savings bank and wholly-owned subsidiary of Mutual Bancorp of the Berkshires, Inc. (the “MHC”); and

WHEREAS, the MHC has voted to convert from a mutual holding company to stock form, and in connection therewith the Bank has voted to amend its charter;

NOW, THEREFORE, the charter of the Bank reads as follows:

SECTION 1. CORPORATE TITLE. The full corporate title of the Bank is “Legacy Banks.”

SECTION 2. OFFICE. The main office of the Bank shall be located in Pittsfield, in the County of Berkshire, Commonwealth of Massachusetts, or such other location as the Board of Directors may lawfully designate, subject to the requirements of Chapter 167C, Section 2 of the Massachusetts General Laws.

SECTION 3. POWERS. The Bank is a stock savings bank chartered under Chapter 168 of the Massachusetts General Laws and has and may exercise all the express, implied and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto.

SECTION 4. DURATION. The duration of the Bank is perpetual.

SECTION 5. STOCK. The total number of shares of all classes of the stock which the Bank has authority to issue is one million two hundred fifty thousand (1,250,000), of which one million (1,000,000) shall be common stock, par value $1.00 per share, and two hundred fifty thousand (250,000) shall be serial preferred stock, par value $1.00 per share. The shares may be issued by the Bank from time to time as approved by its Board of Directors without the approval of its stockholders except as otherwise provided in this Section 5, or subject to applicable law. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the stated value per share and otherwise shall comply with all requirements set forth in Chapter 172, Section 24 Subsection C of the Massachusetts General Laws. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Bank. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the Bank or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as

1

determined by the Board of Directors of the Bank, shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Bank which is transferred to stated capital upon the issuance of the shares as a stock dividend shall be deemed to be the consideration for their issuance.

A description of the different classes and series of the Bank’s stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series of stock are as follows:

A. COMMON STOCK. Except as provided in this Section 5 (or in any supplementary sections hereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

Subject to Section 6 of this Charter in the event of any liquidation, dissolution or winding up of the Bank, after there shall have been paid to or set aside for the holders of any class having preference over the common stock in the event of liquidation, dissolution or winding up the full preferential amounts which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate therewith in whole or in part, as to distribution of assets, shall be entitled after payment or provision for payment of all debts and liabilities of the Bank, to receive the remaining assets of the Bank available for distribution, in cash or in kind, in proportion to their holdings.

Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

B. SERIAL PREFERRED STOCK. Subject to the approval of the provisions of any series of preferred stock by the Commissioner of Banks of the Commonwealth of Massachusetts (the “Commissioner”), if required by law, the Board of Directors of the Bank is authorized by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof, including, but not limited to, determination of any of the following:

(1)	The distinctive serial designation and the number of shares constituting such series;

2

(2)	The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(3)	The voting powers, full or limited, if any, of shares of such series;

(4)	Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

(5)	The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Bank;

(6)	Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

(7)	Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Bank and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(8)	The price or other consideration for which the shares of such series shall be issued; and

(9)	Whether the shares of such series which are converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

Any such resolution shall become effective when the Bank files with the Secretary of State of the Commonwealth of Massachusetts a certificate of establishment of preferred stock, signed under the penalties of perjury of the president or any vice president and by the clerk, assistant clerk, secretary or assistant secretary of the Bank, setting forth a copy of the resolution of the Board of Directors.

Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

SECTION 6. PREEMPTIVE RIGHTS. Holders of the stock of the Bank shall not be entitled to preemptive rights with respect to shares of the Bank which may be issued.

3

SECTION 7. REPURCHASE OF SHARES. The Bank may from time to time, pursuant to authorization by the Board of Directors of the Bank and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Bank in such a manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Bank outstanding at the time of the purchase or acquisition in question or as are imposed by law or by regulation or order of the Commissioner.

SECTION 8. LIQUIDATION ACCOUNT. The Bank shall establish and maintain a liquidation account for the benefit of its deposit account holders as of April 30, 2004 (“Eligible Account Holders”) and its deposit account holders as of June 30, 2005 (“Supplemental Eligible Account Holders”). In the event of a complete liquidation of the Bank it shall comply with such rules and regulations of the Commissioner with respect to the amount and the priorities on liquidation of each of the Bank’s Eligible Account Holder’s and Supplemental Eligible Account Holder’s inchoate interests in the liquidation account to the extent it is still existence; provided, however, that an Eligible Account Holder’s and Supplemental Eligible Account Holder’s inchoate interest in the liquidation account shall not entitle such Eligible Account Holder or Supplemental Eligible Account Holder to any voting rights at meetings of the Bank’s stockholders.

SECTION 9. CERTAIN PROVISIONS APPLICABLE FOR THREE YEARS. Notwithstanding anything contained in the Bank’s charter or bylaws to the contrary, for a period of three years from the date of consummation of the conversion of the Bank’s holding company from mutual to stock form, the following provisions shall apply.

A. BENEFICIAL OWNERSHIP LIMITATION. No person (other than the Bank’s holding company) shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of any equity security of the Bank without prior written notice to the Bank and the prior written approval of the Commissioner. This limitation shall not apply to a transaction in which the Bank forms a holding company without a change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by an employee stock benefit plan.

In the event shares are acquired in violation of this Section 9, all shares beneficially owned by any person in excess of ten percent (10%) shall be considered “excess shares” and shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

For purposes of this Section 9, the following definitions apply:

(1)	The term “person” includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Bank.

4

(2)	The term “offer” includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

(3)	The term “acquire” includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

(4)	The term “acting in concert” means (a) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

SECTION 10. CERTAIN REQUIREMENTS FOR BUSINESS COMBINATIONS. In addition to any affirmative vote required by law or this Charter, the vote of stockholders of the Bank required to approve any Business Combination (as defined below) shall be as set forth in this Section 10.

A. None of the following Business Combinations shall be consummated without the affirmative vote of the holders of at least eighty percent (80%) of the shares entitled to vote thereon (“Voting Stock”):

1. any merger or consolidation of the Bank with or into (a) any Interested Shareholder or (b) any other corporation or entity (whether or not itself an Interested Shareholder) which is, or after each merger or consolidation would be, an Affiliate of an Interested Shareholder;

2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of assets of the Bank having an aggregate Fair Market Value of $100,000 or more;

3. the issuance or transfer by the Bank (in one transaction or a series of transactions) of any securities of the Bank to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $100,000 or more, other than the issuance of securities upon the conversion of any class or series of stock or securities convertible into stock of the Bank which were not acquired by such Interested Shareholder or such Affiliate from the Bank;

4. the adoption of any plan or proposal for the liquidation or dissolution of the Bank proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

5

5. any reclassification of securities (including any reverse stock split), or any recapitalization of the Bank, or any merger or consolidation of the Bank or any other transaction (whether or not with or into or otherwise involving an. Interested Shareholder) which in any such case (a) has the effect, directly or indirectly of increasing the proportionate share of the outstanding shares of any class or series of stock of the Bank which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder or (b) would have the effect of increasing such proportionate share upon conversion of any class or series of stock or securities convertible into stock of the Bank.

B. The provisions of paragraph A hereof shall not be applicable to any Business Combination in respect of which the conditions specified in either of the following subparagraphs 1 and 2 are met. Any such Business Combination shall require the affirmative vote of only the holders of a majority of the Voting Stock.

1. Such Business Combination shall have been approved by a majority of the Disinterested Directors, or

2. All of the following conditions relating to minimum price and consideration for stock shall have been met:

(a) Common Stock. The aggregate amount of the cash and the Fair Market Value as of the “Consummation Date” of any consideration other than cash to be received by holders of the common stock of the Bank in such Business Combination shall be at least equal to the higher of the following:

(i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid in order to acquire any shares of such common stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher; or

(ii) the Fair Market Value per share of such common stock on the Announcement Date or the Determination Date, whichever is higher; or

(b) Other Stock. The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock other than common stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every class and series of such Voting Stock, whether or not the Interested Shareholder beneficially owns any shares of a particular class or series of such Voting Stock):

(i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher;

6

(ii) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Bank; or

(iii) the Fair Market Value per share of such class or series of Voting Stock on the Announcement date or the determination Date, whichever is higher; and

(c) Form of Consideration. The consideration to be received by holders of a particular class or series of outstanding Voting Stock shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Shareholder and, if the Interested Shareholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by the holders of such class or series of Voting Stock shall be either cash or the form used to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date; and

(d) Prohibited Conduct. After the Determination Date, and prior to the Consummation Date:

(i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at regular dates therefor the full amount of any dividends (whether or not cumulative), payable on any class or series having a preference over the common stock of the Bank as to dividends, or upon liquidation;

(ii) there shall have been no reduction in the annual rate of dividends paid on the common stock of the Bank (except as necessary to reflect any division of the common stock) except as approved by a majority of the Disinterested Directors; and there shall have been an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors;

(iii) an Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Shareholder; and

(iv) after an Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Bank, whether in anticipation of or in connection with such Business Combination or otherwise; and

(e) Informational Requirements. A proxy or information statement describing the proposed Business Combination and complying with the then current regulatory requirements shall be mailed to holders of Voting Stock at least 30 days prior to the shareholder vote on such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

7

C. For the purpose of this Section 10:

1. The term “Business Combination” shall mean any transaction that is referred to in any one or more subsections 1 through 5 of paragraph A hereof.

2. A “person” shall mean any individual, firm, corporation or other entity.

3. “Interested Shareholder” shall mean any person (other than the Bank or any Subsidiary or holding company thereof or any employee stock ownership plan formed by the Bank or its holding company) who or which:

(a) is the beneficial owner, directly or indirectly, of more than ten percent (10%) of the combined voting power of the then outstanding shares of Voting Stock;

(b) is an Affiliate of the Bank and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the combined voting power of the then outstanding shares of Voting Stock; or

(c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

4. A person shall be a “Beneficial Owner” of any Voting Stock:

(a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

(b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or-options, or otherwise, or (ii) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

(c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

5. For the purposes of determining whether a person is an Interested Shareholder pursuant subparagraph 3 of this paragraph C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 4 of this paragraph C.

8

6. “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

7. “Subsidiary” means any corporation more than fifty percent (50%) of whose outstanding stock having ordinary voting power in the election of directors is owned, directly or indirectly, by the Bank or by a Subsidiary thereof or by the Bank and one or more Subsidiaries thereof; provided, however, that for the purposes of the definition of Interested Shareholder set forth in subparagraph 3 of this paragraph C, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Bank.

8. “Disinterested Director” means any member of the Board of Directors of the Bank who is unaffiliated with, and not a nominee of, the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Shareholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

9. “Fair Market Value” means:

(a) in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the National Association of Securities Dealers Automated Quotation System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and

(b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

10. In the event of any Business Combination in which the Bank survives, the phrase “any consideration other than cash” as used in subparagraph 2.a. of paragraph B hereof shall include the shares of common stock and/or the shares of any class or series of outstanding Voting Stock other than common stock of the Bank retained by the holders of such shares.

11. “Announcement Date” means the date of first public announcement of the proposed Business Combination.

12. “Consummation Date” means the date of consummation of a Business Combination.

9

13. “Determination Date” means the date on which the Interested Shareholder became an Interested Shareholder.

D. A majority of the Disinterested Directors of the Bank shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Section 10, including, without limitation, (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by a person, (iii) whether a person is an Affiliate or Associate of another person, (iv) whether the requirements of paragraph B hereof have been met with respect to any Business Combination, and (v) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Bank or any subsidiary in any Business Combination has, an aggregate Fair Market Value of $100,000 or more. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Section 10.

E. Nothing contained in this Section 10 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

F. This Section 10 may be amended only by the vote of holders of two-thirds of the Voting Stock, unless the amendment is approved by a majority of the Disinterested Directors, in which event it may be amended by the vote of holders of a majority of the Voting Stock.

SECTION 11. STANDARDS FOR BOARD OF DIRECTORS EVALUATION OF OFFERS. The Board of Directors of the Bank, when evaluating any offer of another person (as defined in Section 10 hereof) to (i) make a tender or exchange offer for any equity security of the Bank, (ii) merge or consolidate the Bank with another institution, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Bank, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Bank and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects of acceptance of such offer on (a) its depositors, borrowers and employees and on the communities in which the Bank operates or is located and (b) the ability of the Bank to fulfill the objectives of a Massachusetts-chartered savings bank under applicable statues and regulations.

SECTION 12. DIRECTORS. The Bank shall be under the direction of a Board of Directors. The number of directors shall not be fewer nor more than permitted by applicable law. The number of directors shall initially be set at 16.

The Board of Directors or the stockholders may adopt, alter, amend or repeal the Bylaws of the Bank. Such action by the Board of Directors shall require the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the Board of Directors called expressly for such purpose. Such action by the stockholders shall require the affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose.

The names of the original Directors under this Charter are set forth in Appendix A hereto.

10

SECTION 13. AMENDMENT OF CHARTER. No amendment, addition, alteration, change or repeal of this Charter shall be made, unless such is first proposed by the Board of Directors of the Bank and thereafter approved by the stockholders by the affirmative vote of at least two-thirds of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change or repeal so acted upon shall be effective on the date filed with the Secretary of State of the Commonwealth of Massachusetts or on such other date as the Secretary of the Commonwealth may specify.

SECTION 14. INDEMNIFICATION. The Directors, officers and employees of the Bank shall be indemnified to the extent provided in the Bylaws of the Bank.

SECTION 15. CUMULATIVE VOTING LIMITATION. Stockholders shall not be permitted to cumulate their votes for the election of directors.

SECTION 16. CALL FOR SPECIAL MEETINGS. Special meeting of stockholders relating to changes in control of the Bank or amendments to its charter shall be called only by the Chairperson of the Board upon direction of a majority of the Board of Directors.

11

APPENDIX A

[Names of Original Directors]

12

EXHIBIT 3.5 (B)

BYLAWS OF LEGACY BANKS

ARTICLE I

Organization

The name of this Bank shall be “Legacy Banks.” The main office of the Bank is and shall be located in the City of Pittsfield, Massachusetts, or such other location as the Board of Directors may designate, subject to change as authorized by law. Branches and depots heretofore or hereafter established shall be located and operated in accordance with applicable law. The Bank shall have and may exercise all the powers, privileges and authority, express, implied and incidental, now or hereafter conferred by applicable law.

ARTICLE II

Stockholders

SECTION 2.1 Annual Meeting. The annual meeting of the stockholders for elections and other purposes shall be held on the Tuesday immediately preceding the second Wednesday in February (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day), at the main office of the Bank in Massachusetts, unless a different date or place within Massachusetts (or if permitted by applicable law, elsewhere in the United States) is fixed by the Board of Directors or the Chief Executive Officer. If no annual meeting has been held on the date fixed above, a special meeting in lieu thereof may be held, and such special meeting shall have for the purposes of these Bylaws or otherwise all the force and effect of an annual meeting.

SECTION 2.2 Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time only by the Chairman of the Board, by the Chief Executive Officer, by a majority of the Directors then in office or by the holder or holders of not less than a majority of all the outstanding capital stock of the Bank entitled to vote at the meeting. Only those matters set forth in the call of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law.

SECTION 2.3 Matters to be Considered at Annual Meetings. At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon as shall be proper subjects for stockholder action pursuant to the Charter, these Bylaws, or applicable law and shall have been brought before the annual meeting (a) by, or at the direction of, the Board of Directors, the Chairman of the Board, or the Chief Executive Officer or (b) by the holder or holders of not less than a majority of all the outstanding capital stock of the Bank entitled to vote at the meeting.

SECTION 2.4 Notice of Meetings. A written notice of all annual and special meetings of stockholders shall state the place, date, hour, and purposes of such meetings, and shall be given by the Clerk or an Assistant Clerk (or other person authorized by these Bylaws or by law) at least

1

seven (7) days before the meeting to each stockholder entitled to vote at such meeting or to each stockholder who, under the Charter or under these Bylaws, is entitled to such notice, by leaving such notice with such stockholder or at his or her residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his or her address as it appears on the stock transfer books of the Bank. When any stockholders’ meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken. A written waiver of notice, executed before or after a meeting by such stockholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to notice of the meeting.

SECTION 2.5 Quorum. The holders of a majority in interest of all stock issued, outstanding, and entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, but if less than a quorum is present at a meeting, a majority in interest of the stockholders present may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice, except as provided in Section 2.4. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.6 Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Bank, unless otherwise provided by law or by the Charter. Stockholders of record may vote either in person or by written proxy dated not more than six (6) months before the meeting named therein. Proxies shall be filed with the Clerk at the meeting, or any adjournment thereof, before being voted. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Clerk of the Bank receives a specific written notice to the contrary from any one of them. Whenever stock is held in the name of two or more persons, in the absence of specific written notice to the Bank to the contrary, at any meeting of the stockholders of the Bank any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority does not agree. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless successfully challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

2

SECTION 2.7 Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Charter or by these Bylaws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Charter or by these Bylaws. No ballot shall be required for any election unless requested by a stockholder entitled to vote in the election.

SECTION 2.8 Action without Meeting. Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

ARTICLE III

Directors

SECTION 3.1 Powers. The business and affairs of the Bank shall be managed by a Board of Directors who may exercise all the powers of the Bank except as otherwise provided by law, by the Charter or by these Bylaws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board.

SECTION 3.2 Composition and Term. The Board of Directors shall consist of not less than eleven (11) nor more than twenty-five (25) individuals, except as otherwise required by applicable law. The Board of Directors shall initially consist of sixteen (16) individuals and shall remain fixed at such number until another number is fixed by the Board of Directors of the Bank. The Directors shall be divided into three groups as nearly equal as possible and one of such groups shall be elected annually to serve for terms of three years and until their successors are elected and qualified, provided however, that during the time necessary to accomplish the foregoing, one of said groups may be elected for a term of one year and one for a term of two years. The Board of Directors shall be composed of: (a) those persons designated in the Charter of the Bank, such persons to serve as Directors until the expiration of their terms and until their successors are elected and qualified; and (b) as such terms expire, those persons who are elected as directors from time to time as provided herein.

SECTION 3.3 Director Nominations. Nominations of candidates for election as Directors at any annual meeting of stockholders shall be made by the Executive Committee of the Board of Directors of the Bank. Only persons nominated in accordance with this Section 3.3 shall be eligible for election as directors at an annual meeting.

SECTION 3.4 Qualification. Each Director shall have such qualifications as are required by applicable law. No Director shall serve as a corporator, trustee, director or officer of any holding company for any bank or thrift institution which is not the holding company which owns the majority of the outstanding capital stock of the Bank, or as a trustee, director or officer of any other bank or thrift institution which is not a subsidiary of the holding company which owns the majority of the outstanding capital stock of the Bank. Each Director shall be a resident of The

3

Commonwealth of Massachusetts. No person shall be qualified to continue to serve as a Director after the annual meeting immediately following his or her seventieth birthday; provided, however, that any Director serving as of or elected upon consummation of the conversion of the Bank’s holding company from a mutual to stock form who was born prior to January 1, 1940 may be reelected following his or her seventieth birthday and shall be qualified to serve as a Director only until his or her seventy-fifth birthday.

SECTION 3.5 Resignation and Removal. Any Director may resign at any time by delivering his or her written resignation to the main office of the Bank addressed to the Chairman of the Board or the Chief Executive Officer. Such resignation shall be effective upon receipt thereof by the Chairman of the Board or the Chief Executive Officer, unless it is specified to be effective at some other time or upon the happening of some other event. Any Director may be removed from office, with or without cause, by the holder or holders of not less than a majority of all the outstanding capital stock of the Bank entitled to vote at the meeting.

SECTION 3.6 Vacancies. Any vacancy occurring on the Board of Directors, whether as a result of resignation, removal, death or increase in the number of Directors, may be filled by the Executive Committee of the Board of Directors of the Bank.

SECTION 3.7 Compensation. The members of the Board of Directors and the members of either standing or special committees may be allowed such compensation as the Board of Directors may determine.

SECTION 3.8 Regular Meetings. Unless otherwise provided by the Board of Directors, a regular meeting of the Board of Directors shall be held without other notice than this Bylaw on the same date and at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders. The Board of Directors may provide by resolution, the time, date and place for the holding of regular meetings without other notice than such resolution. There shall be regular meetings of the Board of Directors at a place or places fixed from time to time by the Board of Directors.

SECTION 3.9 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, or a majority of the Directors. The persons authorized to call special meetings of the Board of Directors may fix the time, date and place for holding any special meeting of the Board of Directors called by such persons.

SECTION 3.10 Notice of Meetings. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Clerk or Assistant Clerk or in the case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice of any special meeting of the Board of Directors shall be given to each Director in person or by telephone or sent to his or her business or home address by telecommunication at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his or her business or home address at least forty-eight (48) hours in advance of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid. When any Board of Directors’ meeting, either regular or special, is adjourned for thirty (30) days or more, notice of the adjourned

4

meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken. Any Director may waive notice of any meeting by a writing executed by him or her either before or after the meeting and filed with the records of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 3.11 Quorum. A majority of the number of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice, except as provided in Section 3.10. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 3.12 Action at Meeting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by governing law, by the Charter or by these Bylaws.

SECTION 3.13 Action by Consent. Any action required or permitted to be taken by the Board of Directors at any meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors then in office. Such written consents shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

SECTION 3.14 Presumption of Assent. A Director of the Bank who is present at a meeting of the Board of Directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention has been entered in the minutes of the meeting or unless he or she has filed a written dissent to such action with the person acting as the Clerk of the meeting before the adjournment thereof or has forwarded such dissent by registered mail to the Clerk of the Bank within five (5) days after the date such dissenting Director receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SECTION 3.15 Committees. The Board of Directors, by vote of a majority of all of the Directors then in office, shall elect from its number an Audit Committee and an Executive Committee, and may elect such other committees as it deems appropriate, and may delegate to such committees some or all of its powers except those which by law, by the Charter or by these Bylaws may not be delegated. Any committees shall consist of not less than three (3) members of the Board of Directors. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Board of Directors. All members of committees

5

shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any committee (other than the Executive Committee and the Audit Committee) at any time, subject to applicable law. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

SECTION 3.16 Manner of Participation. Members of the Board of Directors may participate in meetings of the Board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

ARTICLE IV

Officers

SECTION 4.1 Enumeration. The officers of the Bank shall consist of a President, a Treasurer, a Clerk, and such other officers, including without limitation a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Secretary, and one or more Vice Presidents, Vice Treasurers, Assistant Treasurers, Assistant Clerks or Assistant Secretaries, as the Board of Directors may determine.

SECTION 4.2 Election. The President, the Chief Executive Officer, the Treasurer and all officers at the level of Vice President or above shall be elected by the Board of Directors annually at their first meeting following the annual meeting of stockholders. The Clerk shall be elected by the stockholders at their annual meeting or at a special meeting of the stockholders. All other officers may be elected by the Board of Directors or appointed by the President.

SECTION 4.3 Qualification. Any two or more offices may be held by any person. The President shall be a Director. The Clerk shall be a resident of Massachusetts unless the Bank has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties in such amount and with such sureties as the Board of Directors may determine. Other than as required by applicable law or regulation, no officer need be a stockholder. No officer shall serve as a corporator, trustee, director or officer of any holding company for any bank or thrift institution which is not the holding company which owns the majority of the outstanding capital stock of the Bank, or as a trustee, director or officer of any other bank or thrift institution which is not a subsidiary of the holding company which owns the majority of the outstanding capital stock of the Bank.

SECTION 4.4 Tenure. Except as otherwise provided by law, by the Charter or by these Bylaws, the President and Treasurer shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their respective successors are chosen and qualified. The Clerk shall hold office until the next annual meeting of stockholders and until his or her successor is chosen and qualified. All other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their successors are chosen and qualified, or for such shorter term as the

6

Board of Directors may fix at the time such officers are chosen. Election or appointment of an officer, employee or agent shall not of itself create contract rights to continued employment or otherwise. The Board of Directors may authorize the Bank to enter into an employment contract with any officer in accordance with governing law or regulation, but no such contract right shall preclude the Board of Directors from exercising its right to remove any officer at any time in accordance with Section 4.5.

SECTION 4.5 Resignation and Removal. Any officer may resign by delivering his or her written resignation to the Bank at its main office addressed to the Chief Executive Officer, Clerk or Secretary. Such resignation shall be effective upon receipt thereof by the Chief Executive Officer, Clerk or Secretary, unless it is specified to be effective at some other time or upon the happening of some other event. Any officer elected by the Board of Directors may be removed at any time with or without cause by the Board of Directors. Any officer appointed by the Chief Executive Officer, and any employee or agent of the Bank, may be removed at any time with or without cause by the Chief Executive Officer, or by the Board of Directors.

SECTION 4.6 Chairman of the Board. The Board of Directors may annually elect a Chairman of the Board. Unless the Board of Directors otherwise provides, the Chief Executive Officer of the Bank shall be the Chairman of the Board and shall preside, when present, at all meetings of stockholders and the Board of Directors.

SECTION 4.7 Chief Executive Officer. The Chief Executive Officer shall have, subject to the direction of the Board of Directors, general supervision and control of the Bank’s business.

SECTION 4.8 President, Chief Operating Officer and Vice Presidents. The President and Chief Operating Officer shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

Any Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

SECTION 4.9 Treasurer, Chief Financial Officer, Vice Treasurers and Assistant Treasurers. The Treasurer or the Chief Financial Officer shall, subject to the direction of the Chief Executive Officer, have general charge of the financial affairs of the Bank and shall cause to be kept accurate books of account. He or she shall have custody of all funds, securities, and valuable documents of the Bank, except as the Board of Directors may otherwise provide. The Treasurer and the Chief Financial Officer shall also perform such other duties as the Board of Directors may from time to time designate.

Any Vice Treasurer and any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive officer may from time to time designate.

SECTION 4.10 Clerk and Assistant Clerks. The Clerk shall keep a record of the meetings of stockholders. In case a Secretary is not elected or is absent, the Clerk or an Assistant Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk from any meeting of the stockholders, an Assistant Clerk if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

7

SECTION 4.11 Secretary and Assistant Secretaries. The Secretary, if one be elected, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary, any Assistant Secretary, the Clerk and any Assistant Clerk, a Temporary Secretary shall be designated by the person presiding at such meeting to perform the duties of the Secretary.

SECTION 4.12 Other Powers and Duties. Subject to these Bylaws, each officer of the Bank shall have in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to his or her office, and such duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer.

ARTICLE V

Capital Stock

SECTION 5.1 Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Bank in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, and sealed with the corporate seal or a facsimile thereof. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the Bank. In case any officer who has signed or whose signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if he were such officer at the time of its issue. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Bank is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

SECTION 5.2 Transfers. Subject to any restrictions on transfer, shares of stock may be transferred on the books of the Bank by the surrender to the Bank or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Bank or its transfer agent may reasonably require.

SECTION 5.3 Record Holders. Except as may be otherwise required by law, by the Charter or by these Bylaws, the Bank shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Bank in accordance with the requirements of these Bylaws.

It shall be the duty of each stockholder to notify the Bank of his or her current post office address.

SECTION 5.4 Record Date. The Board of Directors may fix in advance a time of not more than sixty (60) days preceding the date of any meeting of stockholders, or the date for the

8

payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Bank after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

If no record date is fixed and the transfer books are not closed, (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

SECTION 5.5 Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

SECTION 5.6 Issuance of Capital Stock. Subject to (i) regulatory approvals if they are required by law, and (ii) stockholder approval if required by the Charter, the Board of Directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the Bank which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services or expenses, and on such terms as the Board of Directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock.

SECTION 5.7 Dividends. Subject to applicable law, the Charter and these Bylaws, the Board of Directors may from time to time declare, and the Bank may pay, dividends on outstanding shares of its capital stock.

ARTICLE VI

Indemnification

SECTION 6.1 Definitions. For the purposes of this Article VI:

(a) “Officer” means any person who serves or has served as a Director or officer of the Bank;

(b) “non-Officer Employee” means any person who serves or has served as an employee of the Bank but who is not an Officer;

(c) “Proceeding” means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency; and

9

(d) “Expenses” means any liability fixed by a judgment, order, decree or award in a Proceeding, any amount actually and reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in a Proceeding.

SECTION 6.2 Officers. To the extent permitted by law and except as provided in Sections 6.4 and 6.5, each Officer of the Bank (and his or her heirs and personal representatives) shall be indemnified by the Bank against all Expenses incurred by him or her in connection with any Proceeding in which he or she is involved as a result of (a) his or her serving or having served as an Officer or employee of the Bank, (b) his or her serving or having served as a director, officer or employee of any of its wholly-owned subsidiaries, or (c) his or her serving or having served any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Bank.

SECTION 6.3 Non-Officer Employees. To the extent permitted by law and except as provided in Sections 6.4 and 6.5, each non-Officer Employee of the Bank (and his or her heirs and personal representatives) may, in the discretion of the Board of Directors, be indemnified against any or all Expenses incurred by him or her in connection with any Proceeding in which he or she is involved as a result of (a) his or her serving or having served as a non-Officer Employee of the Bank, (b) his or her serving or having served as a director, officer, or employee of any of its wholly-owned subsidiaries, or (c) his or her serving or having served any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Bank.

SECTION 6.4 Service at Direction of Board of Directors. No indemnification shall be provided to an Officer or non-Officer Employee with respect to his or her serving or having served in any of the capacities described in Sections 6.1(c) and 6.2(c), respectively, unless such service was required or directed by vote of the Board of Directors prior to the occurrence of the event to which the indemnification relates; provided that the Board of Directors may provide an Officer or non-Officer Employee with indemnification, as to a specific Proceeding, even though such Board of Directors vote was not obtained, if in its discretion, the Board of Directors determines it to be appropriate for the Bank to do so.

SECTION 6.5 Good Faith. No indemnification shall be provided to an Officer or to a non-Officer Employee with respect to a matter as to which he shall have been adjudicated in any Proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Bank. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an officer or upon a non-Officer Employee, no indemnification shall be provided to said Officer or to said non-Officer Employee with respect to a matter if there is a determination that with respect to said matter said Officer or said non-Officer Employee did not act in good faith in the reasonable belief that his or her action was in the best interests of the Bank. The determination shall be made by a majority vote of those Directors who are not involved in such Proceeding. However, if more than half of the Directors are involved in such Proceeding, the determination shall be made by a majority vote of a committee of three disinterested Directors chosen at a regular or special meeting of the Board of Directors to make such a determination; provided, however, that if there are fewer than three disinterested Directors, the determination shall be made by a committee consisting of three disinterested Directors of the holding company which owns a majority of the outstanding common stock of the Bank, chosen at a regular or special meeting of the Board of Directors to make such a determination.

10

SECTION 6.6 Prior to Final Disposition. Any indemnification provided under this Article may, in the discretion of the Board of Directors, include payment by the Bank of Expenses incurred in defending a civil or criminal Proceeding in advance of the final disposition of such Proceeding, upon the Bank’s receipt of an undertaking by the officer or non-Officer Employee indemnified to repay such payment if he shall be adjudicated or determined to be not entitled to indemnification under Section 6.5.

SECTION 6.7 Insurance. The Bank may purchase and maintain insurance to protect itself and any Officer or non-Officer Employee against any liability of any character asserted against and incurred by the Bank or any such officer or non-Officer Employee, or arising out of any such status, whether or not the Bank would have the power to indemnify such person against such liability by law under the provisions of this Article VI.

SECTION 6.8 Other Indemnification Rights. The provisions of this Article VI shall not be construed to be exclusive. The Bank shall have the power and authority to indemnify any person entitled or eligible to be indemnified under this Article VI and to enter into specific agreements, commitments or arrangements for indemnification on any terms not prohibited by law which the Board of Directors deems to be appropriate. Nothing in this Article VI shall limit any lawful rights to indemnification existing independently of this Article.

SECTION 6.9 Survival of Benefits. The provisions of this Article VI shall be applicable to persons who shall have ceased to be directors or officers of the Bank, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to be indemnified hereunder. Nothing hereunder shall be deemed to limit the Bank’s authority to indemnify any person pursuant to any contract or otherwise.

ARTICLE VII

Certain Operating Provisions

SECTION 7.1 Deposits. The Bank may receive demand, time and any other types of deposits authorized by applicable law upon such terms and conditions as may be agreed upon between the depositor and the Bank. Each depositor, when making the first deposit in an account, shall subscribe to the appropriate account agreement for that type of account (if there be such an agreement) and shall subscribe to the Bylaws, assenting to the same and to all of the regulations of the Bank whether then existing or thereafter enacted.

The Bank in its discretion shall be at liberty to refuse to receive any deposits and may require, on such notice as may be required by applicable law, any depositor or his or her representative to withdraw the whole or any part of the amount standing to the credit of his or her account, except that on a systematic savings account which has been accepted, the designated monthly deposit may not be refused nor may such an account or any other term account be ordered to be withdrawn during the term of the applicable account agreement. In case of neglect or refusal to withdraw, no part of said account shall be entitled to receive any subsequent interest.

11

Where a depositor becomes indebted to the Bank under any circumstances, the Bank shall have the right at its option and subject to applicable law, to set off against such indebtedness an amount equal to such indebtedness by deducting such amount from the deposits of the depositor.

SECTION 7.3 Withdrawals. Deposits and interest may be withdrawn by the depositor or by any person authorized to act on the depositor’s behalf, by written order or by any other method permitted by the Bank, subject to such requirements as may be established from time to time by the Bank or by applicable law. All withdrawals may be made on demand, except that the Bank may impose such limitations on withdrawals as may be required or permitted by agreement with the depositor or by law. The Bank may honor withdrawals made payable to the depositor or to one or more other payees. Any payment made by the Bank to the depositor, to any person authorized to act on the depositor’s behalf or in accordance with the request or with the consent of the depositor or of any such person shall discharge the liability of the Bank to all persons to the extent of such payment. No alleged agreement with a depositor, or with any person authorized to act on the depositor’s behalf, which is inconsistent with applicable law or these Bylaws or with any rules, regulation or requirement established by or limitations imposed by the Bank, shall be valid or binding upon the Bank.

The Bank may collect any fees for services by making charges against a depositor’s account. Any depositor may file with the Treasurer a permanent order, requesting payment of interest as it is credited, except for interest on deposits in accounts in which the interest declared thereon may not be withdrawn pursuant to the terms of the applicable account. Payment of interest pursuant to a permanent interest order by check payable to such depositor or to such person as he may name in such order, as evidenced by the return of such check shall be a discharge to the Bank for the amount paid.

Deposits standing in the name of a deceased depositor or a minor shall be paid in accordance with law; and payments may be made to the surviving husband, wife or next of kin of a deceased depositor or to either parent of a minor, to the extent authorized by applicable law.

SECTION 7.3 Conveyances and Foreclosures. Unless otherwise provided by law or the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, any Assistant Vice President, the Treasurer, the Chief Financial Officer, any Vice Treasurer, any Assistant Treasurer, any Mortgage Officer, any Loan Officer and any Real Estate Officer are authorized and empowered severally to execute, acknowledge and deliver, in the name and on behalf of the Bank, whenever authorized by the Board of Directors or the Executive Committee by general or specific vote, all deeds and conveyances of real estate, all assignments, extensions, releases, partial releases and discharges of mortgages or security interests, and all assignments and transfers of bonds and other securities, and in connection with any of the foregoing said officers are authorized and empowered severally to release or assign the interest of the Bank in any policy of insurance held by it.

Unless otherwise provided by law or the Board of Directors, in the event of a breach of condition of any mortgage held by the Bank, the Chairman of the Board, the Chief Executive

12

Officer, the President, any Vice President, any Assistant Vice President, the Treasurer, any Vice Treasurer, any Assistant Treasurer, any Mortgage Officer, any Loan Officer and any Real Estate Officer are authorized and empowered severally, in the name and on behalf of the Bank, whenever authorized by the Executive Committee or by the Board of Directors by general or specific vote, to make entry for the purpose of taking possession of, or otherwise protect the Banks’ interest in, the mortgaged property or of foreclosing such mortgage and to perform any and all acts necessary or proper to consummate such foreclosure and effect the due execution of any power of sale contained in such mortgage, including the execution, acknowledgment and delivery of all deeds and instruments of conveyance to the purchaser and the execution of all affidavits and certificates required by law or deemed necessary by any of such officers.

SECTION 7.4 Transfer. Accounts may be transferred by the owner to one or more other persons, subject to applicable provisions of law, and a charge therefor may be imposed as the Board of Directors from time to time may prescribe, provided that such charge shall not exceed the maximum amount permitted by law. No transfer shall be valid against the Bank until recorded on the books of the Bank.

SECTION 7.5 Loans and Investments. Funds of the Bank shall be loaned or invested in such manner, upon such terms and conditions, in such amounts and at such rates of interest as from time to time may be authorized or approved by the Board of Directors or appropriate officers of the Bank in accordance with applicable provisions of law.

SECTION 7.6 Attorneys. The Board of Directors, the Chief Executive Officer or the President may appoint one or more attorneys to examine titles to property offered as security for loans and to prepare papers of a legal nature required in connection therewith. The Board of Directors or the President may approve the appointment of the same or such other attorneys, in general or specific matters, as from time to time the Board or such officer may deem necessary or advisable.

SECTION 7.7 Charges on Overdue Payment. The Board of Directors shall set policy as to the rates of charges to be imposed upon delinquent payments due the Bank within the limits prescribed by law and the circumstances under which and the periods in which such charges may be waived by the President, a Vice President, Treasurer, Chief Financial Officer or other officer authorized by the Board of Directors.

SECTION 7.8 Emergency. In the event of an emergency declared by a proper governmental authority, State or Federal, and until declaration of the termination of such emergency, or in the event of a disaster, either of which renders ordinary operations of the Bank and/or communications in the area practically impossible, and until the effects of such a disaster are substantially overcome, the officers and employees of the Bank shall continue to conduct its affairs with the assistance of those members of the Board of Directors who are readily available. The powers and duties of the Board of Directors may be exercised and performed by said available members with or without formal meetings and free from the usual notice and quorum requirements. The emergency powers herein granted shall cease upon declaration of the termination of the emergency or the overcoming of the same, as aforesaid.

13

ARTICLE VIII

Conflicts of Interest

No contract or transaction between the Bank and one or more of its Directors or officers, or between the Bank and any other corporation, partnership, association, or other organization of which one or more of its Directors, officers, partners, or members are members of the Board of Directors or officers of the Bank, or in which one or more of the Bank’s Directors or officers have a financial or other interest, shall be void or voidable solely by reason thereof, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors of the Bank or a committee thereof which authorized the contract or transaction; if:

(1) Any duality of interest or possible conflict of interest on the part of any Director or officer of the Bank is disclosed to the other members of the Board or committee at a meeting at which a matter involving such duality or conflict of interest is considered or acted upon; and

(2) Any Director having a duality of interest or possible conflict of interest on any matter refrains from voting on the matter. The minutes shall reflect that a disclosure was made and the abstention from voting.

The foregoing requirements shall not be construed as preventing a Director from briefly stating his or her position in the matter, nor from answering pertinent questions of other members of the Board or committee.

Each Director and officer shall be advised of the foregoing upon the acceptance of his or her office and shall answer an annual questionnaire that requests the disclosure of such duality of interest or possible conflict of interest.

ARTICLE IX

Miscellaneous Provisions

SECTION 9.1 Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Bank shall end on December 31st of each year.

SECTION 9.2 Seal. The Board of Directors shall have power to adopt and alter the seal of the Bank.

SECTION 9.3 Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other instruments and obligations to be entered into by the Bank in the ordinary course of its business without Board of Directors action may be executed on behalf of the Bank by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, Treasurer or, as the Board of Directors may authorize, any other officer, employee or agent of the Bank.

14

SECTION 9.4 Voting of Securities. Unless otherwise provided by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any other officer or agent designated by the Board of Directors may waive notice of and act on behalf of the Bank, or appoint another person or persons to act as proxy or attorney in fact for the Bank with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by the Bank.

SECTION 9.5 Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Bank. Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, a corporation organized under the laws of The Commonwealth of Massachusetts, or a corporation organized under the laws of any other state of the United States, which has qualified to do business in, and has an office in, Massachusetts.

SECTION 9.6 Bank Records. The original, or attested copies, of the Charter, Bylaws and record of all meetings of the Directors or stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the main office of the Bank, or at an office of its transfer agent, Clerk or resident agent.

SECTION 9.7 Charter. All references in these Bylaws to the Charter shall be deemed to refer to the Charter of the Bank, as amended and in effect from time to time.

SECTION 9.8 Amendments. These Bylaws may be altered, amended or repealed by a majority vote of the shares outstanding and entitled to vote.

15